Exhibit 10.2

                     SETTLEMENT AGREEMENT AND POLICY RELEASE
                     ---------------------------------------

         This Settlement Agreement and Policy Release (the "Agreement") is entered into by and between (i) HealthSouth Corporation ("HealthSouth"), (ii) Betsy S. Atkins, James P. Bennett, P. Daryl Brown, Thomas W. Carman, Richard F. Celeste, John S. Chamberlin, Edwin M. Crawford, Raymond Dunn III, Patrick A. Foster, C. Sage Givens, Joel C. Gordon, Brandon O. Hale, Jon F. Hanson, Lee C. Hillman, William W. Horton, Larry R. House, Jan L. Jones, Susan M. Jones, Russell H. Maddox, Robert P. May, Kimberly McCracken, Randall Mink, Charles W. Newhall III, Marca Pearson, Daniel J. Riviere, Barbara Roper, Gerald P. Scrushy, Larry D. Striplin, Jr., George H. Strong, Anthony J. Tanner, Larry D. Taylor, Robert E. Thomson, Dennis Wade and Phillip C. Watkins (the "Settling Individual Defendants"), and (iii) Federal Insurance Company, Executive Risk Indemnity Inc., St. Paul Mercury Insurance Company, Zurich American Insurance Co., Certain Underwriters at Lloyd's who subscribed severally and not jointly to Policy No. 823/FD9805714, Certain Underwriters at Lloyd's who subscribed severally and not jointly to Policy No. 823/FD9900985, Certain Underwriters at Lloyd's who subscribed severally and not jointly to Policy No. 823/FD010065, Certain Underwriters at Lloyd's who subscribed severally and not jointly to Policy No. 823/FD0100668, Royal Indemnity Company as successor in interest to Royal Insurance Company of America, Greenwich Insurance Company, XL Specialty Insurance Company, Travelers Indemnity Company, successor in interest to Gulf Insurance Company, Great Lakes Reinsurance (UK) PLC, Twin City Fire Insurance Company, Continental Casualty Company, Royal Indemnity Company, ACE American Insurance Company, Starr Excess Liability, AIG Europe (UK) Limited as agents for New Hampshire Insurance Company, Arch Insurance Company, Clarendon America Insurance Co. and Lumbermens Mutual Casualty Company (the "Settling Carriers"). HealthSouth, the Settling Individual Defendants, and the Settling Carriers are referred to collectively as the "Parties."

                               W I T N E S S E T H

         WHEREAS, the Settling Carriers issued to HealthSouth the insurance policies identified in Exhibit A (the "Policies"), in addition to other insurance policies that are not identified in Exhibit A; and

         WHEREAS, Houston Casualty Insurance, and Axis Specialty Insurance ("Non-Settling Carriers") also issued insurance policies to HealthSouth but are not parties to this Agreement; and

         WHEREAS, HealthSouth and certain of its present and former officers and directors are named as defendants in a shareholder and bondholder class action pending in the United States District Court for the Northern District of Alabama under the caption In re

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HealthSouth Securities Litigation, Master File No. CV-03-1500-S, Consolidated
Case Nos. CV-03-BE-1501-S and CV-03-BE-1502-S (N.D. Al.) (the "Federal Securities Action"); and

         WHEREAS, certain of HealthSouth's present and former officers and directors are named as defendants in shareholder derivative suits pending in federal and state courts in Alabama and Delaware under the captions Tucker v. Scrushy, et al., CV-02-5212 (Circuit Court of Jefferson County, Alabama), Dennis Family Trust v. HealthSouth Corp., CV-98-6592 (Circuit Court of Jefferson County, Alabama), Teachers' Retirement System of Louisiana v. Scrushy, et al., C.A. No. 20529 (Del. Ch.), and In re HealthSouth Corp. Derivative Litigation, CV 02-BE-2565 (N.D. Al.) (collectively, the "Derivative Action"); and

         WHEREAS, HealthSouth and certain of its present and former officers and directors are named as defendants or otherwise involved in the matters identified in Exhibit B ("Other Matters"); and

         WHEREAS, the Federal Securities Action, the Derivative Action, and the Other Matters are referred to collectively as the "Underlying Litigation"; and

         WHEREAS, Richard Scrushy, Angela Ayers, Aaron Beam, Richard Botts, Jason Brown, Cathy Edwards, Catherine Fowler, Emery Harris, Will Hicks, Kenneth Livesay, Michael Martin, Malcolm McVay, Rebecca Morgan, William Owens, Weston Smith, and Virginia Valentine are named as defendants in one or more of the lawsuits that comprise the Underlying Litigation but are not parties to this Agreement (the "Non-Settling Defendants"); and

         WHEREAS, HealthSouth and certain of its present and former officers and directors have asserted requests for coverage under the Policies for attorneys' fees and costs, expenses and settlements purportedly incurred or to be incurred by HealthSouth and certain of its present and former officers and directors in connection with the Underlying Litigation; and

         WHEREAS, the Settling Carriers have contested coverage for the Underlying Litigation and/or have provided HealthSouth, the Settling Individual Defendants, and the Non-Settling Defendants with notices of rescission relating to, among other things, the Policies; and

         WHEREAS, the rescission of, among other things, the Policies and the existence and extent of any coverage for the Underlying Litigation are at issue in litigation pending in state and federal court under the captions In re HealthSouth Corporation Insurance Litigation, Consolidated Case No. CV-03-BE-1139-S (United States District Court for the Northern District of Alabama, Southern Division); HealthSouth Corporation v. Starr Excess Liability Insurance Co., Ltd., CV-05-3443 (Circuit Court of Jefferson County, Alabama), removed to federal court under CV-05-1620 (United States District Court for the Northern District of Alabama, Southern Division); Federal Insurance Company, et al. v. HealthSouth Corporation, et al., CV-03-2420 AEH (Circuit Court of Jefferson County, Alabama), Greenwich Insurance Company v. HealthSouth Corporation, et al., CV-03-3522 AEH (Circuit Court of Jefferson County, Alabama),

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Clarendon American Insurance Company, et al. v. HealthSouth Corporation, et al.,
CV-03-6975 AEH (Circuit Court of Jefferson County, Alabama), and Certain Underwriters at Lloyd's v. HealthSouth Corporation, et al., CV-04-5791 AEH (Circuit Court of Jefferson County, Alabama) (collectively, the "Coverage Litigation"); and

         WHEREAS, HealthSouth, the Settling Individual Defendants and the Settling Carriers have entered into a Memorandum of Understanding (the "Insurance MOU"), which concerns the proposed settlement of the claims asserted against HealthSouth and the Settling Individual Defendants in the Federal Securities Action and the Derivative Action as reflected in (i) a Memorandum of Understanding among the Derivative Plaintiffs, HealthSouth Corporation, and the Settling Individual Defendants (the "Derivative MOU"), (ii) a Memorandum of Understanding among the Stockholder and Bondholder Lead Plaintiffs and the Individual Settling Defendants ("Securities MOU"), and (iii) an Amended and Restated Memorandum of Understanding among the Stockholder and Bondholder Lead Plaintiffs and HealthSouth Corporation (the "Amended and Restated Securities MOU"). The Derivative MOU, the Securities MOU, and the Amended and Restated Securities MOU are referred to collectively as the "Preliminary Settlement Agreements"; and

         WHEREAS, pursuant to the Insurance MOU, the Settling Carriers have paid, subject to the fulfillment of certain terms and conditions, a total of $230,000,000 (the "Settlement Amount") into an interest-bearing escrow account under the direction and control of the Settling Carriers (the "First Escrow"); and

         WHEREAS, pursuant to the Insurance MOU, the Settling Carriers have agreed, subject to certain terms and conditions, that the Settlement Amount may be transferred into an interest-bearing escrow account controlled by lead counsel for the lead plaintiffs in the Federal Securities Action and subject to the oversight of the United States District Court for the Northern District of Alabama ("Second Escrow"); and

         WHEREAS, pursuant to the Insurance MOU, the Settling Carriers have agreed, subject to certain terms and conditions, that the funds in the First Escrow may be used in connection with the settlements of the Federal Securities Action and the Derivative Action as reflected in the Preliminary Settlement Agreements; and

         WHEREAS, HealthSouth, the Settling Individual Defendants, and the Settling Carriers enter into this Agreement pursuant to and in furtherance of the Insurance MOU;

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants, considerations, releases, indemnities and representations set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, HealthSouth, the Settling Individual Defendants and the Settling Carriers mutually agree as follows:

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         1. Payment by Settling Carriers.

         Within five (5) business days after the last to occur of (i) the entry of an order by the United States District Court for the Northern District of Alabama (the "Federal Court") preliminarily approving a stipulation of settlement of the Federal Securities Action (the "Federal Securities Action Stipulation of Settlement") that is satisfactory to the Settling Carriers, (ii) the entry of an order by the Circuit Court of Jefferson County, Alabama (the "State Court") preliminarily approving a stipulation of settlement of the Derivative Action (the "Derivative Action Stipulation of Settlement") that is satisfactory to the Settling Carriers, and (iii) the entry of orders by the Federal Court and the State Court preliminarily approving this Agreement, the Settling Carriers shall direct that the funds in the First Escrow, which includes the $100 million referenced in paragraph 1 of the Derivative Action Stipulation of Settlement, together with any accrued interest and/or investment proceeds and net of any fees imposed by the escrow agent, any penalties or other charges relating to the funds in the first escrow being disinvested from ninety-day T-bills or their reasonable equivalent, and any applicable taxes, be deposited into the Second Escrow.

         2. Release by HealthSouth and the Settling Individual Defendants.

         In exchange for the consideration set forth in this Agreement and effective upon this Agreement becoming Final pursuant to Section 9, HealthSouth, on its own behalf and, to the fullest extent permitted by law, on behalf of its present, former and future directors, officers, employees, shareholders, parents, divisions, subsidiaries, affiliates, associates, representatives, predecessors, successors, owners, assigns, administrators, agents, partners, principals, trustees, insurers and reinsurers in their capacity as such, and attorneys, and their present, former and future directors, officers, employees, shareholders, parents, divisions, subsidiaries, affiliates, associates, representatives, predecessors, successors, owners, assigns, administrators, agents, partners, principals, trustees, insurers and reinsurers in their capacity as such, and attorneys, and all persons acting by, through, under or in concert with them or any of them (collectively, the "HealthSouth Releasors") and the Settling Individual Defendants, on their own behalf and, to the fullest extent permitted by law, on behalf of their present, former and future agents, associates, representatives, predecessors, successors, heirs, assigns, executors, spouses, administrators, insurers and reinsurers in their capacity as such, and attorneys, and all persons acting by, through, under or in concert with them or any of them, (collectively, the "Settling Individual Defendant Releasors"), but not including the Non-Settling Defendants, do hereby release and forever discharge the Settling Carriers and their present, former or future directors, officers, employees, shareholders, parents, divisions, subsidiaries, affiliates, associates, representatives, predecessors, successors, owners, assigns, administrators, agents, partners, principals, trustees, insurers and reinsurers in their capacity as such, and attorneys, and their present, former and future directors, officers, employees, shareholders, parents, divisions, subsidiaries, affiliates, associates, representatives, predecessors, successors, owners, assigns, administrators, agents, partners, principals, trustees, insurers and reinsurers in their capacity as such, and attorneys, and all

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persons acting by, through, under or in concert with them or any of them
(collectively, the "Settling Carrier Releasees"), but not including the Non-Settling Carriers (and any other person or entity in their capacity as a successor in interest to the Non-Settling Carriers with respect to the insurance policy or policies they issued to HealthSouth and/or the Individual Settling Defendants), from any and all manner of action or actions, cause or causes of action, suits, debts, liens, contracts, agreements, promises, liabilities, claims, rights, demands, damages, losses, costs, charges or expenses, of any nature whatsoever, in law or in equity, known or unknown, suspected or unsuspected, fixed or contingent, that are based upon, in consequence of, arise out of or relate in any way, whether in whole or in part, to (i) the Policies
(ii) the Coverage Litigation, (iii) the Underlying Litigation, (iv) the litigation, defense, and settlement of the Coverage Litigation and the Underlying Litigation, and/or (v) any of the facts, circumstances, situations, and events underlying or alleged in the Coverage Litigation and the Underlying Litigation. This includes, without limitation, claims for "bad faith" or unfair claims handling practices; common law claims for "bad faith" insurance practices or breach of the implied covenant of good faith and fair dealing; and all rights and claims which HealthSouth and the Settling Individual Defendants may have arising out of, relating to or in connection with the Policies pursuant to any applicable statute and/or case law for any alleged failure to effectuate prompt, fair and equitable settlement of the Underlying Litigation; provided, however, that nothing in this paragraph shall be construed to release any of the Settling Carrier Releasees from their respective obligations under this Agreement.

         3. Release by the Settling Carriers.

         In exchange for the consideration set forth in this Agreement and effective upon this Agreement becoming Final pursuant to Section 9, the Settling Carriers, on their own behalf and, to the fullest extent permitted by law, on behalf of their present, former and future directors, officers, employees, shareholders, parents, divisions, subsidiaries, affiliates, associates, representatives, predecessors, successors, owners, assigns, administrators, agents, partners, principals, trustees, insurers and reinsurers in their capacity as such, and attorneys, and their present, former and future directors, officers, employees, shareholders, parents, divisions, subsidiaries, affiliates, associates, representatives, predecessors, successors, owners, assigns, administrators, agents, partners, principals, trustees, insurers and reinsurers in their capacity as such, and attorneys, and all persons acting by, through, under or in concert with them or any of them (collectively, the "Settling Carrier Releasors"), but not including the Non-Settling Carriers, do hereby release and forever discharge HealthSouth and its present, former or future directors, officers, employees, shareholders, parents, divisions, subsidiaries, affiliates, associates, representatives, predecessors, successors, owners, assigns, administrators, agents, partners, principals, trustees, insurers and reinsurers in their capacity as such, and attorneys, and their present, former and future directors, officers, employees, shareholders, parents, divisions, subsidiaries, affiliates, associates, representatives, predecessors, successors, owners, assigns, administrators, agents, partners, principals, trustees, insurers and reinsurers in their capacity as such, and attorneys, and all persons acting by, through, under or in concert with them or any of them (collectively, the "HealthSouth Releasees") and the Settling Individual Defendants and their present, former and future agents, associates, representatives, predecessors, successors, heirs, assigns, executors, spouses, administrators, insurers and reinsurers in their capacity as such, and attorneys, and all persons acting by, through, under or in concert with them or any of

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them, (collectively, the "Settling Individual Defendant Releasees"), but not
including the Non-Settling Defendants, from any and all manner of action or actions, cause or causes of action, suits, debts, liens, contracts, agreements, promises, liabilities, claims, rights, demands, damages, losses, costs, charges or expenses, of any nature whatsoever, in law or in equity, known or unknown, suspected or unsuspected, fixed or contingent, that are based upon, in consequence of, arise out of or relate in any way, whether in whole or in part, to (i) the Policies (ii) the Coverage Litigation, (iii) the Underlying Litigation, (iv) the litigation, defense, and settlement of the Coverage Litigation and the Underlying Litigation, and/or (v) any of the facts, circumstances, situations, and events underlying or alleged in the Coverage Litigation and the Underlying Litigation. This includes, without limitation, claims for breach of the implied covenant of good faith and fair dealing and any purported failure to cooperate and any subrogation claims the Settling Carriers may have under the Policies and state or federal law; provided, however, that nothing in this paragraph shall be construed to release any of the HealthSouth Releasees and the Settling Individual Defendant Releasees from their respective obligations under this Agreement.

         4. Covenant and Agreement Not to Sue.

         (a) The matters described in Sections 2 and 3 are collectively referred to as "Released Claims."

         (b) In exchange for the consideration set forth in this Agreement and effective upon the deposit of funds into the Second Escrow pursuant to Section 1, the HealthSouth Releasors and the Settling Individual Defendant Releasors covenant and agree not to sue or to assert or to prosecute, institute or cooperate in the institution, commencement, filing, or prosecution of any suit or proceeding against any Settling Carrier Releasee, in any forum, that is based upon, in consequence of, arises out of or relates in any way in whole or in part to any Released Claims.

         (c) In exchange for the consideration set forth in this Agreement and effective upon the deposit of funds into the Second Escrow pursuant to Section 1, the Settling Carrier Releasors covenant and agree not to sue or to assert or to prosecute, institute or cooperate in the institution, commencement, filing, or prosecution of any suit or proceeding against any HealthSouth Releasee or Settling Individual Defendant Releasee, in any forum, that is based upon, in consequence of, arises out of or relates in any way in whole or in part to any Released Claims.

         (d) The Parties agree that, with respect to any claim not brought by reason of the provisions of this Section 4, any defense based on the passage of time including, but not limited to any applicable statute of limitations, statutes of repose, or theory of laches, estoppel or

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waiver under any federal or state statutory or common law or otherwise by virtue of the passage of time, shall be tolled for the period beginning on September
25, 2006 and ending on the date the Settling Carriers request the return of funds from the Second Escrow pursuant to paragraph 9(c)(i); provided, however, that nothing in this Agreement shall apply to extend any statutes of limitations or other time periods which may have expired prior to the beginning of such period.

         5. HealthSouth's Indemnity Obligations to the Settling Carriers.

         (a) In exchange for the consideration set forth in this Agreement and effective upon the deposit of funds into the Second Escrow pursuant to Section 1 of this Agreement, HealthSouth shall, to the fullest extent permitted by law, indemnify and hold harmless the Settling Carrier Releasees in the manner specified in this Section 5:

         (i) for any and all amounts the Settling Carrier Releasees are legally obligated to pay, or become legally obligated to pay to any Barred Person with respect to any Barred Claim at any time after this Agreement is fully-executed by the Settling Carriers, regardless of whether such legal obligation arises as the result of a judgment, a settlement, or otherwise;

         (ii) for any and all fees and costs the Settling Carrier Releasees reasonably incur to any third party at any time after this Agreement is fully-executed by the Settling Carriers in responding to any request, claim, demand, action, cause of action, lawsuit, or arbitration brought or made by any Barred Person with respect to any Barred Claim; provided, however, that such fees and costs shall not include fees and costs incurred relating to the approval of the settlements contemplated herein or appeals therefrom;

         (iii) for any and all amounts the Settling Carrier Releasees are legally obligated to pay, or become legally obligated to pay under the Policies at any time after this Agreement is fully-executed by the Settling Carriers, regardless of whether such legal obligation arises as the result of a judgment, a settlement, or otherwise; and

         (iv) for any and all fees and costs the Settling Carrier Releasees reasonably incur to any third party at any time after this Agreement is fully-executed by the Settling Carriers in responding to any request, claim, demand, action, cause of action, lawsuit, or arbitration relating to any payment under the Policies; provided, however, that such fees and costs shall not include fees and costs incurred relating to the approval of the settlements contemplated herein or appeals therefrom.

         (b) Without limiting the obligations of HealthSouth to indemnify and hold the Settling Carrier Releasees harmless pursuant to this Section 5, HealthSouth and the Settling

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Carriers agree that such obligations include the
obligation to indemnify and hold harmless the Settling Carrier Releasees with respect to the following amounts, to the fullest extent permitted by law:

         (i) Attorneys' fees and costs and expert witness fees and costs incurred by a Barred Person in the Underlying Litigation, to the extent that the Settling Carrier Releasees are legally obligated to pay, regardless of whether such legal obligation arises as the result of a judgment, a settlement, or otherwise;

         (ii) Settlement costs incurred by a Barred Person in the Underlying Litigation, to the extent that the Settling Carrier Releasees are legally obligated to pay, regardless of whether such legal obligation arises as the result of a judgment, a settlement, or otherwise;

         (iii) Judgment costs incurred by a Barred Person in the Underlying Litigation, to the extent that the Settling Carrier Releasees are legally obligated to pay, regardless of whether such legal obligation arises as the result of a judgment, a settlement, or otherwise;

         (iv) Attorneys' fees and costs and expert witness fees and costs incurred by a Barred Person in the litigation of a Barred Claim with a Settling Carrier, to the extent that the Settling Carrier Releasees are legally obligated to pay, regardless of whether such legal obligation arises as the result of a judgment, a settlement, or otherwise;

         (v) Contractual damages awarded to a Barred Person in the litigation of a Barred Claim with a Settling Carrier;

         (vi) Extra-contractual, punitive, and bad faith damages awarded to a Barred Person in the litigation of a Barred Claim with a Settling Carrier Releasee;

         (vii) Amounts the Settling Carriers pay under the Policies, to the extent that the Settling Carrier Releasees are legally obligated to pay, regardless of whether such legal obligation arises as the result of a judgment, a settlement, or otherwise;

         (viii) Reasonable attorneys' fees and costs and expert witness fees and costs the Settling Carrier Releasees incur in the litigation of a Barred Claim with a Barred Person;

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         (ix)   Reasonable attorneys' fees and costs and expert witness fees and costs the Settling Carrier Releasees pay as a result of any request, claim, demand, action, cause of action, lawsuit, or arbitration relating to the Policies; and

         (x) Reasonable costs incurred in the review of invoices in the Underlying Litigation by third party experts and consultants.

         (c) For purposes of Section 5 of this Agreement, "Barred Person" means any person or entity who is insured by the Settling Carriers or asserts that he, she or it is insured by the Settling Carriers under the Policies, including but not limited to HealthSouth, the Settling Individual Defendants, and the Non-Settling Defendants, and "Barred Claims" means any and all manner of action or actions, cause or causes of action, suits, debts, liens, contracts, agreements, promises, liabilities, claims, rights, demands, damages, losses, costs, charges or expenses, of any nature whatsoever, in law or in equity, known or unknown, suspected or unsuspected, fixed or contingent, that are based upon, in consequence of, arise out of or relate in any way, whether in whole or in part, to (i) the Policies (ii) the Coverage Litigation, (iii) the Underlying Litigation, (iv) the litigation, defense, and settlement of the Coverage Litigation and the Underlying Litigation, and/or (v) any of the facts, circumstances, and situations underlying or alleged in the Coverage Litigation and the Underlying Litigation.

         (d) HealthSouth represents and warrants that it is not aware of any directly applicable state or federal case law, including but not limited to case law interpreting 8 Del. C. ss. 145, that would directly prohibit HealthSouth from indemnifying and holding harmless the Settling Carrier Releasees pursuant to this Section 5 in exchange for the consideration provided by the Settling Carriers in this Agreement. Except as provided for in Section 5(e), HealthSouth and the Settling Individual Defendants agree that they shall not initiate, pursue, or cause to be initiated or pursued, directly or indirectly, any judicial proceeding seeking a judgment, holding or declaration that a payment required to be made to the Settling Carrier Releasees pursuant to this Section 5 is, was, or would be illegal; provided, however, that nothing in this Section 5 shall be construed to bar a derivative action brought without HealthSouth's assistance or participation. Nothing in this paragraph is intended to expand the obligation of HealthSouth as set forth in this Section 5 to indemnify the Settling Carrier Releasees.

         (e) HealthSouth agrees and covenants that if it becomes aware of a directly applicable legal authority that comes into existence after the date of this Agreement, and which HealthSouth believes directly prohibits HealthSouth from indemnifying and holding harmless the Settling Carrier Releasees pursuant to this Section 5, HealthSouth shall so inform the Settling Carrier Releasees. If the Settling Carrier Releasees disagree that the legal authority identified by HealthSouth is directly applicable and directly prohibits HealthSouth from indemnifying and holding harmless the Settling Carrier Releasees pursuant to this Section 5, HealthSouth agrees and covenants not to file a lawsuit seeking a declaration that it is prohibited from indemnifying and holding harmless the Settling Carrier Releasees pursuant to this Section 5 unless a neutral arbitrator, jointly selected by HealthSouth and the Settling Carrier Releasees, determines that

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HealthSouth has a good-faith basis for interpreting the legal authority identified by HealthSouth as directly applicable and directly prohibiting HealthSouth from indemnifying and holding harmless the Settling Carrier Releasees pursuant to this Section 5.

         (f) HealthSouth agrees and covenants that if it becomes aware of any lawsuit or other proceeding that seeks any declaration that the law imposes any limitations on its ability and obligation to indemnify the Settling Carrier Releasees pursuant to this Section 5, it will promptly provide the Settling Carriers with written notice of the existence of such lawsuit or other proceeding and that it will not oppose any motion by the Settling Carrier Releasees to intervene and participate in such lawsuit or proceeding. HealthSouth agrees and covenants that it will vigorously defend and oppose any such lawsuit or other proceeding and provide reasonable cooperation to the Settling Carriers to ensure that no declaration imposing any limitations on its ability and obligation to indemnify the Settling Carrier Releasees pursuant to this Section 5 is entered; provided, however, that if HealthSouth believes in good faith that a directly applicable legal authority has come into existence after the date of this Agreement and directly prohibits HealthSouth from indemnifying and holding harmless the Settling Carrier Releasees pursuant to this Section 5, HealthSouth shall be permitted to assert that position in responding to the lawsuit or other proceeding, and shall be under no obligation to prevent such a declaration from being entered.

         (g) Unless expressly prohibited from doing so by an order of a court of competent jurisdiction, and subject to the provisions of Section 5(j), HealthSouth shall pay any amounts due under Section 5(a) within ten (10) business days of receiving written notice from one or more of the Settling Carrier Releasees that they have paid or become legally obligated to pay such amount(s). Such notice shall specify the precise amount(s) that HealthSouth is obligated to pay to or on behalf of the Settling Carrier Releasee(s) and the circumstances under which the Settling Carrier Releasee(s) became legally obligated to pay or incurred such amount(s).

         (h) In the event that (i) HealthSouth makes any payment to or on behalf of one or more of the Settling Carrier Releasees pursuant to Section 5(a), and
(ii) it subsequently is finally determined by a court of competent jurisdiction that HealthSouth was not obligated to make such payment for any reason, including but not limited to such payment being prohibited by law, then the Settling Carrier Releasee(s) to or on behalf of which such payment was made shall promptly return such payment to HealthSouth. This paragraph 5(h) shall not apply to require the reimbursement by any Settling Carrier Releasee of any payment by HealthSouth pursuant to section 6.

         (i) In the event that any Settling Carrier Releasee is served with or otherwise receives any request, claim, demand, action, cause of action, lawsuit, or arbitration (i) brought or made by any Barred Person with respect to any Barred Claim or (ii) relating to any payment under the Policies (collectively, "Settling Carrier Releasee Indemnified Claims"), such Settling Carrier Releasee(s) shall promptly notify HealthSouth in writing of such Settling Carrier

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Releasee Indemnified Claim(s). The Parties agree that the claims asserted by the
Settling Carriers in the Coverage Litigation against the Non-Settling Defendants constitute Settling Carrier Releasee Indemnified Claims. Settling Carrier Releasee Indemnified Claims also shall include any future proceeding that seeks declaratory relief initiated by any Settling Carrier against any Barred Person with respect to any Barred Claims or any person requesting any payment under the Policies if such proceeding is commenced with the consent of HealthSouth, such consent not to be unreasonably withheld. The Settling Carriers agree that they will not oppose a request by HealthSouth to intervene in any Settling Carrier Releasee Indemnified Claim.

         (j) Settling Carrier Releasee Indemnified Claims shall be investigated, responded to, litigated, and defended in the following manner:

         (i) The Settling Carrier Releasees shall have the right to retain one law firm of their choice and, if necessary, one law firm to serve as resident local counsel, to represent all of the Settling Carrier Releasees with respect to any Settling Carrier Releasee Indemnified Claims (collectively, the "Settling Carrier Releasees Law Firm").

         (ii) If at any time any Settling Carrier Releasee reasonably believes, taking account of the HealthSouth indemnity, that the Settling Carrier Releasees Law Firm cannot represent it in the prosecution or defense of any Settling Carrier Releasee Indemnified Claims with respect to any position reasonably necessary to protect such Settling Carrier Releasees' interests because (i) there are conflict(s) of interest between one or more Settling Carrier Releasees with respect to one or more issues or (ii) the Setting Carrier Releasees Law Firm cannot fully and fairly advance on behalf of such Settling Carrier a position(s), argument(s), or other matter(s) for any reason, such Settling Carrier Releasee shall so inform HealthSouth in writing. If HealthSouth agrees that a conflict(s) of interest exists or that the Settling Carrier Releasees Law Firm cannot fully and fairly advance a position(s), argument(s), or other matter(s) on behalf of the Settling Carrier Releasee, the Settling Carrier Releasee shall have the right to retain, at HealthSouth's expense, one law firm of its choice and, if necessary, one law firm to serve as resident local counsel, to represent it with respect to the matter(s) subject to the conflict or to advance the position(s), argument(s), or other matter(s) that cannot be fully and fairly advanced by the Settling Carrier Releasees Law Firm (collectively, a "Settling Carrier Releasee Additional Law Firm"). If HealthSouth does not agree that a conflict(s) of interest exists or that the Settling Carrier Releasees Law Firm cannot fully and fairly advance the position(s), argument(s), or other matter(s) on behalf of the Settling Carrier Releasee, the Settling Carrier Releasee may commence an arbitration proceeding in front of a neutral arbitrator agreed upon by the Settling Carrier Releasee and HealthSouth to determine if (i) a conflict(s) of interest exists that would not permit the Settling Carrier Releasees Law Firm to represent it in all or part of the prosecution or defense of the Settling Carrier Releasee Indemnified Claim; or (ii) the Settling Carrier Releasee Law Firm cannot fully and fairly advance a position(s), argument(s), or other matter(s) on behalf of the Settling Carrier Releasee. Unless otherwise agreed to by HealthSouth and the Settling Carrier Releasee, such arbitration shall be conducted by the Settling Carrier Releasee providing the arbitrator and HealthSouth one brief not to exceed twenty (20) pages, and HealthSouth providing to the arbitrator and the Settling Carrier Releasee within seven (7) business days of receipt of the Settling Carrier Releasee's opening brief, a response brief not to exceed twenty (20) pages; there also shall be no more than one (1) hour of oral argument before the arbitrator. If the Settling Carrier Releasee prevails in the arbitration it shall have the right to retain a Settling Carrier Releasee Additional Law Firm. If HealthSouth prevails in the arbitration, any additional representation of the Settling Carrier Releasee with respect to the matter(s) at issue in the arbitration shall be at the Settling Carrier Releasee's expense. The party prevailing in such arbitration shall be entitled to the reimbursement by the losing party of its reasonable fees and costs associated with the arbitration. The fact that such Settling Carrier Releasee may have been represented by its own law firm in the Coverage Litigation prior to the execution of this Agreement shall not, by itself, be a basis for an arbitrator to find that (i) there are conflict(s) of interest between one or more Settling Carrier Releasees with respect to one or more issues or (ii) the Setting Carrier Releasees Law Firm cannot fully and fairly advance on behalf of such Settling Carrier Releasee a position(s), argument(s), or other matter(s).

         (iii) The Settling Carrier Releasees agree that (a) there are no conflicts of interest between the Settling Carrier Releasees with respect to the issue of whether the orders to be entered pursuant to Sections 9(a)(iii) and 9(a)(iv) ("Bar Orders") bar a Settling Carrier Releasee Indemnified Claim and (b) the Settling Carrier Releasees Law Firm can fully and fairly advance on behalf of all Settling Carrier Releases the argument and position that the Bar Orders bar a Settling Carrier Releasee Indemnified Claim.

         (iv) At any time, a Settling Carrier Releasee can retain, at its own expense, a law firm(s) to represent it with respect to asserting any argument, position or other matter, including but not limited to any argument or position with respect to the Bar Orders.

         (v) HealthSouth agrees to pay reasonable fees and costs incurred by the Settling Carrier Releasees Law Firm and any Settling Carrier Releasee Additional Law Firm(s) in connection with the prosecution or defense of any Settling Carrier Releasee Indemnified Claim. The Settling Carrier Releasees agree to timely provide HealthSouth with the Settling Carrier Releasees Law Firm and any Settling Carrier Releasee Additional Law Firm(s)'s invoices, and HealthSouth agrees to pay the Settling Carrier Releasees Law Firm and any Settling Carrier Releasee Additional Law Firm(s) directly.

         (vi) HealthSouth shall have the right to comment or make suggestions in the selection of the Settling Carrier Releasees Law Firm and any Settling Carrier Releasee Additional Law Firm(s), but shall have no power to veto the Settling Carrier Releasees' selection(s). The hourly rates of the Settling Carrier Releasees Law Firm and the Settling Carrier Releasee Additional Law Firm(s) shall be subject to HealthSouth's prior written consent, which shall not be unreasonably withheld. HealthSouth agrees that the current hourly rates paid by the Settling Carriers to their attorneys in the Coverage Litigation are reasonable.

         (vii) The Settling Carrier Releasees shall oppose and litigate to the extent necessary any Settling Carrier Releasee Indemnified Claims and shall use diligence and prudence in the investigation, prosecution, defense, negotiation of settlement and settlement of any such claims; provided however, that the Settling Carrier Releasees shall have no obligation to take any action that they believe to be inconsistent with the facts and the law or inconsistent with any obligations of good faith and fair dealing the Settling Carrier Releasees may have.

         (viii) HealthSouth shall have the right to associate, at its own expense, in the investigation, prosecution, defense, negotiation and settlement of any Settling Carrier Releasees Indemnified Claims.

         (ix) With respect to each Settling Carrier Releasee Indemnified Claim, the Settling Carrier Releasees will provide HealthSouth with all information that they may reasonably request and notice and opportunity to participate in and provide timely input regarding litigation strategy and settlement negotiations; provided, however, that the Settling Carrier Releasees shall have no obligation to provide HealthSouth with proprietary information or information protected by the attorney-client privilege, work product doctrine, or any other privilege or doctrine.

         (x) The Settling Carrier Releasees will not make any settlement offer, agree to any settlement or payment, admit any liability, or stipulate to any judgment that would affect HealthSouth's rights and/or duties under this Section 5 without the express written approval of HealthSouth, which approval shall not be unreasonably withheld. If HealthSouth does not respond to a written request for approval of a recommended settlement within ten (10) business days after receiving the request, HealthSouth shall be deemed to have accepted and approved such settlement.

         6. HealthSouth's Advancement and Indemnity Obligations to the Non-Settling Defendants.

         (a) In exchange for the consideration set forth in this Agreement and effective upon the Federal Court's order finally approving the Federal Securities Action Stipulation of Settlement and the State Court's order finally approving the Derivative Action Stipulation of Settlement, HealthSouth shall indemnify and advance to Non-Settling Defendants in the manner specified in this
Section 6.

         (b) In the event that any Non-Settling Defendant is barred and enjoined from asserting against any Settling Carrier any claim for defense costs by any Bar Order, HealthSouth shall, to the fullest extent permitted by law, indemnify for and advance to such Non-Settling Defendant any defense costs that any Settling Carrier would have been obligated to pay under the Policies, but only to the extent that such Settling Carrier would have been obligated to pay such defense costs if there had been no Bar Order.

         (c) In the event that any Non-Settling Defendant is barred and enjoined by any Bar Order from asserting against any Settling Carrier any claim other than for defense costs in any action in which such Non-Settling Defendant does not or would not receive the benefit of the judgment reduction credit and insurance credit created by the Bar Orders, HealthSouth shall, to the fullest extent permitted by law, indemnify such Non-Settling Defendant for such claim that any Settling Carrier would have been obligated to pay under the Policies, but only to the extent that such Settling Carrier would have been obligated to pay such claim if there had been no Bar Order.

         (d) In no event shall HealthSouth pay indemnification to a Non-Settling Defendant to the extent such payment would be in violation of 8 Del. C. ss. 145 or the federal securities laws.

         (e) In no event shall HealthSouth pay indemnification or advancement to a Non-Settling Defendant to the extent such payment would cause the sum of (i) all amounts paid or credited to Non-Settling Defendants pursuant to this paragraph 6, (ii) all amounts paid to the Non-Settling Defendants under the Policies, and (iii) all insurance credits applied for the benefit of Non-Settling Defendants pursuant to paragraph 12 of Exhibit C and paragraph 12 of Exhibit D, to exceed the amount of coverage, if any, a court determines (based on jury findings as and if required by law) would have been payable on behalf of such Non-Settling Defendant but for a Bar Order.

         (f) HealthSouth represents and warrants that it is not aware of any directly applicable state or federal case law, including but not limited to case law interpreting 8 Del. C. ss. 145 or the federal securities laws, that would directly prohibit HealthSouth from advancing defense costs to Non-Settling Defendants pursuant to paragraph 6(b).

         (g) HealthSouth agrees and covenants that if it becomes aware of any lawsuit or other proceeding that seeks any declaration that the law imposes any limitations on its ability and obligation to indemnify or advance to the Non-Settling Defendants pursuant to this Section 6, it will promptly provide the Settling Carriers with written notice of the existence of such lawsuit or other proceeding and that it will not oppose any motion by the Settling Carrier Releasees to intervene and participate in such lawsuit or proceeding. Except as provided for in Section 6(h), HealthSouth and the Settling Individual Defendants shall not initiate, pursue, or cause to be initiated or pursued, directly or indirectly, any judicial proceeding seeking a judgment, holding or declaration that the law imposes any limitations on HealthSouth's ability and obligation to indemnify or advance to the Non-Settling Defendants pursuant to this Section 6; provided, however, that nothing in this Section 6 shall be construed to bar a derivative action brought without HealthSouth's assistance or participation; and provided further that HealthSouth shall be permitted to assert that it does not have an obligation to indemnify a Non-Settling Defendant pursuant to paragraph 6(c) in any lawsuit or proceeding brought against it or its directors or officers if it believes in good faith that such an obligation is prohibited by law.

         (h) HealthSouth agrees and covenants that if it becomes aware of a directly applicable legal authority that comes into existence after the date of this Agreement, and which directly prohibits HealthSouth from advancing to the Non-Settling Defendants pursuant to paragraph 6(b), HealthSouth shall so inform the Settling Carrier Releasees. If the Settling Carrier Releasees disagree that the legal authority identified by HealthSouth is directly applicable and directly prohibits HealthSouth from advancing to the Non-Settling Defendants pursuant to paragraph 6(b), HealthSouth agrees and covenants not to file a lawsuit seeking a declaration that it is prohibited from advancing to the Non-Settling Defendants pursuant to paragraph 6(b) unless a neutral arbitrator, jointly selected by HealthSouth and the Settling Carriers, determines that HealthSouth has a good-faith basis for interpreting the legal authority identified by HealthSouth as directly applicable and directly prohibiting HealthSouth from advancing to the Non-Settling Defendants pursuant to paragraph 6(b).

         (i) HealthSouth agrees and covenants that if it becomes aware of any lawsuit or other proceeding that seeks any declaration that the law imposes any limitations on its ability and obligation to advance to the Non-Settling Defendants pursuant to paragraph 6(b), it will promptly provide the Settling Carriers with written notice of the existence of such lawsuit or other proceeding and it will not oppose any motion by the Settling Carrier Releasees to intervene and participate in such lawsuit or proceeding. HealthSouth agrees and covenants that it will vigorously defend and oppose any such lawsuit or other proceeding and provide reasonable cooperation to the Settling Carriers to ensure that no such declaration is entered; provided, however, that if HealthSouth believes in good faith that a directly applicable legal authority has come into existence after the date of this Agreement and directly prohibits HealthSouth from advancing to the Non-Settling Defendants pursuant to paragraph 6(b), HealthSouth shall be permitted to assert that position in responding to the lawsuit or other proceeding, and shall be under no obligation to prevent such a declaration from being entered.

         (j) HealthSouth and the Settling Carriers agree that HealthSouth's obligation to indemnify or advance to Non-Settling Defendants pursuant to this
Section 6 may be enforced in an action brought by one or more Non-Settling Defendants against HealthSouth in the Federal Court or the State Court.

         (k) In the event that HealthSouth makes any payment to or on behalf of one or more of the Non-Settling Defendants pursuant to this Section 6 and it subsequently is finally determined by a court of competent jurisdiction (including any and all appeals) that HealthSouth was not obligated to make such payment for any reason, including but not limited to such payment being prohibited by law, then HealthSouth shall have the right to seek the return of such payment from the Non-Settling Defendant to or on behalf of whom such payment was made. In no event shall HealthSouth have the right to seek the return from the Settling Individual Defendants or the Settling Carriers of such payment to a Non-Settling Defendant.

         (l) HealthSouth's obligations to indemnify or advance to the Non-Settling Defendants pursuant to this Section 6 are in addition to, and shall not limit, any other obligations HealthSouth may have to indemnify and/or advance to the Non-Settling Defendants and/or the Settling Defendants under state or federal law, HealthSouth's certificate of incorporation and by-laws, other corporate documents, indemnity agreements, letter agreements, contracts or otherwise.

         7. Additional Release.

         In exchange for the consideration set forth in this Agreement, HealthSouth covenants and agrees that as a condition to any future settlement between HealthSouth and any Non-Settling Defendant relating to the Underlying Litigation, such Non-Settling Defendant shall agree to release and forever discharge the Settling Carrier Releasees from the Released Claims.

         8. Return of Premiums to Settling Carriers.

         Upon the deposit of funds into the Second Escrow pursuant to Section 1, any insurance policy premiums paid by the Settling Carriers into the registry or Clerk of the Court of the Federal Court and the State Court in connection with the Coverage Litigation or tendered or returned by the Settling Carriers to HealthSouth, plus any accrued interest, shall be returned to the Settling Carriers to the extent such premiums and interest have not already been returned to the Settling Carriers. To the extent the return of insurance policy premiums to the Settling Carriers as set forth in the preceding sentence requires action by the Federal Court and the State Court, the Settling Carriers shall promptly file a request for the return of such premiums with the Federal Court and the State Court, and HealthSouth shall, at its own expense, support such request to the extent necessary to effectuate the return of premiums. The Settling Individual Defendants shall not oppose such request(s). In the event that this Agreement does not become Final, the return of insurance policy proceeds to the Settling Carriers shall be without prejudice to the Settling Carriers' positions with respect to rescission of the Policies, coverage of the Underlying Litigation, and the Coverage Litigation.

         9. Finality of Agreement.

         (a) This Agreement shall become Final when the last of the following events occurs:

         (i) HealthSouth, the Settling Individual Defendants, and the Federal Securities Plaintiffs have entered into the Federal Securities Action Stipulation of Settlement in a form that is satisfactory to the Settling Carriers, consistent with the Preliminary Settlement Agreements, and contains the terms and conditions identified in Exhibit C, and further contains a provision that as a condition to any future settlement between the Federal Securities Plaintiffs and any Non-Settling Defendant, such Non-Settling Defendant shall agree to release and forever discharge the Settling Carrier Releasees from the Released Claims;

         (ii) HealthSouth, the Settling Individual Defendants, and the Derivative Plaintiffs have entered into the Derivative Action Stipulation of Settlement in a form that is satisfactory to the Settling Carriers, consistent with the Preliminary Settlement Agreements, and contains the terms and conditions identified in Exhibit D and further contains a provision that as a condition to any future settlement between the Derivative Plaintiffs and any Non-Settling Defendant, such Non-Settling Defendant shall agree to release and forever discharge the Settling Carrier Releasees from the Released Claims;

         (iii) The Federal Court has issued an order finally approving the Federal Securities Action Stipulation of Settlement and containing the terms and conditions identified in Exhibit C and such order has become final by passage of time or on appeal;

         (iv) The State Court has issued an order finally approving the Derivative Action Stipulation of Settlement and containing the terms and conditions identified in Exhibit D and such order has become final by passage of time or on appeal;

         (v) The Federal Court has issued an order finally approving this Agreement and ruling it was not illegal for HealthSouth to agree to the indemnification obligations in Section 5 and the advancement obligations in Section 6 and such order has become final by passage of time or on appeal;

         (vi) The State Court has issued an order finally approving this Agreement and ruling it was not illegal for HealthSouth to agree to the indemnification obligations in Sections 5 and the advancement obligations in Section 6 and such order has become final by passage of time or on appeal; and

         (vii) All insurance policy premiums paid into the registry of the Federal Court and the State Court in connection with the Coverage Litigation or tendered or returned by the Settling Carriers to HealthSouth have been returned to the Settling Carriers pursuant to Section 8.

         (b) Except as specified in Section 9(c) and Section 10, the funds in the Second Escrow shall not be distributed or otherwise removed from the Second Escrow for any reason until five (5) business days after the date on which this Agreement becomes Final.

         (c) If this Agreement does not become Final, then:

         (i) The funds in the Second Escrow shall be returned to the Settling Carriers, net of any escrow fees and applicable taxes (if any), in proportion to their contributions to the First Escrow;

         (ii) The indemnities and covenants provided in this Agreement shall be rendered void and of no effect and any person or entity to whom or on whose behalf an indemnity payment was made shall return such payment to the person or entity who made it; and

         (iii) The facts and terms of this Agreement shall not be admissible for any purpose.

         10. Additional Obligation to Return Consideration from Second Escrow to Settling Carriers.

         The funds in the Second Escrow shall be returned to the Settling Carriers, net of any escrow fees and applicable taxes (if any), in proportion to their contributions to the First Escrow if the Federal Securities Action Stipulation of Settlement and the Derivative Action Stipulation of Settlement are not presented to the State Court and the Federal Courts for fairness hearings within one hundred and twenty (120) calendar days of the entry of orders preliminarily approving the Federal Securities Action Stipulation of Settlement and the Derivative Action Stipulation of Settlement, but in no event may the Settling Carriers receive funds from the Second Escrow without prior court approval. If the Settlement Amount is returned to the Settling Carriers:
(i) the releases and indemnity agreements provided herein by HealthSouth and the releases provided by HealthSouth, the Settling Individual Defendants, and the Settling Carriers shall be null and void and without prejudice to any party hereto; (ii) all amounts paid to the Settling Carriers by HealthSouth pursuant to this Agreement shall be promptly returned to HealthSouth; (iii) HealthSouth shall have the right to seek the return of any amounts paid to a Non-Settling Defendant pursuant to this Agreement from such Non-Settling Defendant; and (iv) the Parties shall be restored to the same position they were in prior to the execution of this Agreement.

         11. Motions to Vacate Orders in Coverage Litigation.

         HealthSouth and the Settling Individual Defendants agree that the Settling Carriers may request that the Federal Court and the State Court vacate orders entered in the Coverage Litigation, respectively dated March 16, 2004 and April 27, 2004, upon final approval of this Agreement by the Federal Court and the State Court and HealthSouth and the Settling Individual Defendants will not oppose those motions. The Settling Carriers agree that if the settlement by the Parties dissolves for any reason and the Coverage Litigation resumes, the Settling Carriers will not oppose any request to the Federal Court and the State Court by HealthSouth and/or the Settling Individual Defendants to re-instate the respective orders. This provision is not intended to affect the rights of the Settling Carriers to seek reversal of either order by an appellate court.

         12. No Admission of Liability or Wrongdoing.

         The provisions contained in this Agreement memorialize a compromise of disputed claims, and nothing in this Agreement shall be deemed a presumption, concession or admission by any of the Parties hereto of any breach of duty, liability, default or wrongdoing as to any facts or claims alleged or asserted by any of the other Parties, nor shall this Agreement be an admission of, or constitute a finding of, coverage under the Policies. Neither the payment of any sum of money nor the execution of this Agreement shall constitute, be construed as, or be offered or received into evidence as, an admission of any wrongdoing by, or liability or obligation of, any Party hereto. This Agreement is entered into for the sole purpose of resolving contested claims and disputes as well as avoiding the substantial costs, expenses, and uncertainties associated with such disputes. It is also expressly agreed and acknowledged that all Parties to this Agreement have acted in good faith with respect thereto and that neither this

Agreement, its execution, the performance of any of its terms nor any of its contents shall constitute or be construed or offered as evidence in any proceeding as an admission of any liability or of any insurance coverage or of any fact or any indication that any of the claims which were or could have been asserted by the Parties has any merit.

         13. Ownership of Claims Released.

         HealthSouth and the Settling Individual Defendants each represent and warrant that they are the owners of and have not assigned or transferred any of the claims, demands, actions and/or causes of action which are released by each of them herein. If, contrary to this representation and warranty, HealthSouth and/or any Settling Individual Defendant assigns or has assigned such rights to any other person or entity, that Party shall defend, indemnify, and hold harmless the other Parties with respect to any claim or action brought by an assignee of any interest assigned contrary to this representation and warranty.

         14. Good Faith.

         Each Settling Carrier represents and warrants to HealthSouth and the Individual Settling Defendants that it: (i) has not admitted in writing that it has acted in bad faith in performing its duties and obligations to any party claiming a right to coverage under any of the Policies; (ii) has not been advised by its counsel that it has acted in bad faith in performing its duties and obligations to any party claiming a right to coverage under any of the Policies; and (iii) has not concluded in writing that it has acted in bad faith in performing its duties and obligations to any party claiming a right to coverage under any of the Policies. The Parties agree that the representations and warranties contained in this paragraph do not waive the attorney/client privilege, the work-product doctrine, or any other applicable privileges.

         15. Authority to Execute Agreement.

         Each signatory to this Agreement who signs on behalf of another hereby warrants that he or she has the authority to sign on behalf of said person or entity, that the appropriate corporate resolutions or other consents have been passed and/or obtained, and that this Agreement shall be binding on that Party.

         16. Representation by Counsel.

         Each Party represents and warrants that he or it has been represented by, and has consulted with, the counsel of his or its choice regarding the provisions, obligations, rights, risks, and legal effects of this Agreement and has been given the opportunity to review independently this Agreement with such legal counsel and agree to the particular language of the provisions herein. It is further agreed that this Agreement shall be construed without regard to the identity or affiliation of its drafters and as if this Agreement was jointly prepared and that, in the event of ambiguity or dispute regarding the interpretation of this Agreement, the Agreement will be interpreted as if each Party hereto participated in the drafting hereof.

         17. Entire Agreement, No Modification Unless in Writing.

         This Agreement constitutes the entire agreement between the Parties as to the subject matter hereof and supersedes any prior or contemporaneous written or oral agreements or understandings between the parties as to the subject matter hereof, including without limitation the Insurance MOU; provided, however, that nothing contained herein shall release, alter, change, limit, affect, dilute, eliminate, or in any way, impair or undermine existing or future indemnification and advancement rights, and/or existing or future indemnification and advancement claims, if any, of the Individual Settling Defendants against HealthSouth, whether arising out of any corporate governance provision, Certificate of Incorporation, by-laws, as in effect at any time, other corporate documents, indemnity agreements, letter agreements, severance agreements, contract, law, or otherwise. No modification or amendment of this Agreement shall be valid unless made in writing and signed by or on behalf of each Party affected by such change.

         18. Choice of Law and Jurisdiction over Disputes.

         This Agreement shall be interpreted, enforced and governed by and under the laws of the State of Alabama as they exist on the date of this Agreement without regard to Alabama's conflicts of laws provisions. Any disputes arising out of or relating to this Agreement shall be brought in the same court in which the Settling Carrier at issue in the dispute is or was a party in connection with the Coverage Litigation.

         19. Multiple Counterparts.

                  This Agreement may be executed in multiple counterparts, each of which shall be an original, and such counterparts together shall constitute one and the same instrument. Facsimile or .pdf copies of this Agreement in counterpart or otherwise bearing signatures of the Parties may be treated as executed originals.

         20. Notices.

         All notices required or permitted under or pertaining to this Agreement shall be in writing and delivered by any method providing proof of delivery. Any notice shall be deemed to have been given on the date of receipt. Notices shall be delivered to the Parties at the addresses in Exhibit E until a different address has been designated by notice to the other Party:

         21. Full and Final Settlement.

         The Parties intend that the execution and performance of this Agreement shall, as provided above, be effective as a full and final settlement of, and as a bar to, the claims released pursuant to Sections 2 and 3 (collectively, the "Released Claims"). The Parties hereto covenant and agree that if they hereafter discover facts different from or in addition to the facts that they now know or believe to be true with respect to the subject matter of this Agreement, it is nevertheless their intent hereby to settle and release fully and finally the Released Claims. In furtherance of such intention, the releases herein shall be and will remain in effect as releases notwithstanding the discovery of any such different or additional facts. It is expressly understood and agreed by the Parties that the Released Claims may encompass claims or matters the nature of which have not yet been discovered, and it is understood and agreed that to the extent they may be alleged to be applicable, all protections under California Civil Code ss. 1542, which reads, "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR," or any similar provision of the statutory or nonstatutory law of any other jurisdiction, are hereby waived.

         22. Further Actions to Effectuate Agreement.

         Each Party agrees to execute and deliver such other documents, mutual dismissals, and instruments and to take such further action as may be reasonably necessary to fully carry out the intent and purposes of this Agreement.

         23. Limitations on Waiver and Amendment.

         No breach of any provision hereof can be waived unless done in writing. Waiver of any one breach shall not be deemed a waiver of any other breach of the same or other provisions hereof.

         24. No Precedential Value.

         The Parties agree and acknowledge that this Agreement carries no precedential value and should not be relied upon by any person as evidence of any obligation of any Settling Carrier under identical or similar policies.

         25. Headings.

         Any headings contained herein are for informational purposes only and do not constitute a substantive part of the Agreement. In the event of a dispute concerning the terms and conditions of the Agreement, the headings shall be disregarded.

         26. Agreement Binding on Parties.

         This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, executors, administrators, successors, and assigns.

         27. Illegality.

         If any provision of this Agreement shall be held to be illegal or unenforceable, such holding shall not affect the validity or enforceability of the other provisions of this Agreement.

         28. Effectiveness of Agreement.

         This Agreement shall be deemed effective as of the date below when it has been executed by or on behalf of all Parties and facsimile or .pdf copies of this Agreement in counterpart or otherwise bearing signatures of the Parties have been delivered to the persons identified in Section 20, either by electronic transmittal, facsimile, overnight delivery service, or U.S. mail.

AGREED AS OF THIS 25th day of September, 2006.

Federal Insurance Company                  HealthSouth Corporation
and Executive Risk Indemnity Inc.


By: /s/ Peter R.Bisio                      By: /s/ John Whittington
    ---------------------------------          ---------------------------------
Peter R. Bisio                             HEALTHSOUTH Corporation
HOGAN & HARTSON L.L.P.                     One HealthSouth Parkway
                                           Birmingham, Alabama 35243

St. Paul Mercury Insurance Company         Anthony J. Tanner


By: Its Attorney In Fact, Michael          By: /s/ Jackson R. Sharman III
    Keeley /s/ Michael Keeley                  ---------------------------------
---------------------------------          Jackson R. Sharman III
STRASBURGER & PRICE, LLP                   LIGHTFOOT, FRANKLIN & WHITE, LLC

Zurich American Insurance Company          Betsy S. Atkins, P. Daryl Brown,
                                           Richard F. Celeste, Raymond J. Dunn
                                           III, Patrick A. Foster, Brandon O.
                                           Hale, William W. Horton, Larry R.
                                           House, Jan L. Jones, Russell H.
                                           Maddox, Kimberly McCracken, Randall
                                           Mink, Marca Pearson, Daniel J.
                                           Riviere, Barbara Roper, Larry D.
                                           Taylor, Dennis Wade and Phillip C.
                                           Watkins


By: /s/ David M. Gische                    By: /s/ James L. Goyer III
    ---------------------------------          ---------------------------------
David M. Gische                            James L. Goyer III
ROSS, DIXON & BELL, LLP                    MAYNARD COOPER & GALE, LLP

Certain Underwriters at Lloyd's who        Gerald P. Scrushy
subscribed, severally and not jointly,
to Policy Number 823/FD9805714


By: /s/ Gary Lockwood                      By: /s/ Tom E. Ellis
    ---------------------------------          ---------------------------------
Gary Lockwood                              Tom E. Ellis
WALKER WILCOX MATOUSEK LLP                 LAW OFFICE OF THOMAS E. ELLIS



Certain Underwriters at Lloyd's who
subscribed, severally and not jointly,
to Policy Number 823/FD9900985


By: /s/ Gary Lockwood
    ---------------------------------
Gary Lockwood
WALKER WILCOX MATOUSEK LLP
Certain Underwriters at Lloyd's, who       ACE American Insurance Company
subscribed, severally and not jointly,
to Policy Number 823.FD0100668


By: /s/ Robert McLaughlin                  By: /s/ Stephen M. Sinaiko
    ---------------------------------          ---------------------------------
Robert McLaughlin                          Stephen M. Sinaiko
Daniel Esrey                               KRAMER LEVIN NAFTALIS & FRANKEL LLP
FIELDS HOWELL ATHANS & MCLAUGHLIN LLP
(Counsel for 2001 Lloyd's syndicate
numbers 861, 1209, 1411 and 2488)

Starr Excess Liability                     Arch Insurance Company
and
AIG Europe (UK) Limited as agents for
New Hampshire Insurance Company


By: /s/ Edward Bowron                      By: /s/ Dan Bailey
    ---------------------------------          ---------------------------------
Edward Bowron                              Dan Bailey
BOWRON LATTA & WASDEN, P.C.                BAILEY CAVALIERI LLC

Clarendon America Insurance Company        Lumbermens Mutual Casualty Company


By: /s/ Douglas Mangel                     By: /s/ Stephen Davidson
    ---------------------------------          ---------------------------------
Douglas Mangel                             Stephen Davidson
DRINKER BIDDLE                             DLA Piper US LLP

Royal Indemnity Company                    Robert E. Thomson


By: /s/ Stephen Allred                     By: /s/ Maxwell H. Pulliam by J. Mark
    ---------------------------------          Hart with express permission
Stephen Allred                                 ---------------------------------
HELMS MULLIS & WICKER LLP                  Maxwell H. Pulliam, Esq.
                                           CHRISTIAN SMALL, LLP

Edwin M. Crawford                          Certain Underwriters to Lloyds, who
                                           subscribed, severally and not
                                           jointly, to Policy Number
                                           823.FD0100668


By: /s/ Anthony C. Harlow                  By: /s/ Douglas Mangel
    ---------------------------------          ---------------------------------
Anthony C. Harlow, Esq.                    Douglas Mangel
STARNES & ATCHISON LLP                     DRINKER BIDDLE
                                           (Counsel for 2001 Lloyd's WNM
                                           Syndicate 250)

Lee C. Hillman, Jon F. Hanson              Thomas W. Carman
and Robert P. May


By: /s/ Martin L. Seidel by J. Mark        By: /s/ Joseph A. Fawal
    Hart by express permission                 ---------------------------------
    ---------------------------------      Joseph A. Fawal, Esq.
Martin L. Seidel, Esq.                     FAWAL & SPINA
CADWALADER WICKERSHAM & TAFT

James P. Bennett                           Susan M. Jones


By: /s/ Don B. Long by J. Mark Hart        By: /s/ Charles A. Dauphin w/express
    with express permission                    prermission, Betsy P. Collins
---------------------------------              ---------------------------------
Don B. Long, Esq.                          Charles A. Dauphin, Esq.
JOHNSTON BARTON PROCTOR & POWELL LLP       BAXLEY DILLARD DAUPHIN McKNIGHT &
                                           BARCLIFT

Travelers Indemnity Company, successor     Great Lakes Reinsurance (UK) PLC
in interest to Gulf Insurance Company

By: /s/ Tom Hanlon                         By: /s/ Ommid C. Farashahi
    ---------------------------------          ---------------------------------
Tom Hanlon                                 Ommid C. Farashahi
D'AMATO & LYNCH                            BATES & CAREY LLP


Twin City Fire Insurance Company           Continental Casualty Company


By: /s/ Michael R. Delhagen                By: /s/ Joseph G. Finnerty III
    ---------------------------------          ---------------------------------
Michael R. Delhagen                        Joseph G. Finnerty III
DUANE MORRIS, LLP                          DLA Piper US LLP


Sage C. Givens, George H. Strong, Charles  Greenwich Insurance Company and XL
W. Newhall, III,John S. Chamberlin, Joel   Specialty Insurance Company
C. Gordon and Larry D. Striplin,Jr.


By: /s/ J. Mark Hart                       By: /s/ Gary V. Dixon (MER)
    ---------------------------------          ---------------------------------
J. Mark Hart                               Gary V. Dixon
J. MARK HART, P.C.                         ROSS DIXON & BELL, LLP

Royal Indemnity Company, as successor
in interest to Royal Insurance Company
of America

By: /s/ Douglas Noah
    ---------------------------------
Douglas Noah
Cathlynn Cannon
WILSON ELSER MOSKOWITZ EDELMAN & DICKER LLP

                                                           EXHIBIT A
                                                           ---------
=========================================    ======================================    =======================================
              1998 to 1999                                2001 to 2002                              2002 to 2003
-----------------------------------------    --------------------------------------    ---------------------------------------
    Carrier           Limit / Excess of        Carrier          Limit / Excess of         Carrier          Limit / Excess of
------------------- ---------------------    ----------------- --------------------    ----------------- ---------------------
 Federal                 $10 mm /             Federal               $10 mm /            Royal                 $10 mm /
                         primary                                    primary             Indemnity             primary ($10
 8142-03-89B-EPP                              8142-03-89C-BHM                           Co.                   mm deductible)

                                                                                        R2HP611468
------------------- ---------------------    ----------------- --------------------    ----------------- ---------------------

 St. Paul Mercury        $10 mm / $10 mm      St. Paul              $10 mm / $10
                                              Mercury               mm
 501CM0017
                                              568CM01153
------------------- ---------------------    ----------------- --------------------    ----------------- ---------------------

 Federal                 $10 mm / $20 mm      Federal               $10 mm / $20        XL Specialty          $25 mm / $20 mm
                                                                    mm
 8142-04-72A                                  8142-04-72B-BHM                           ELU 81603-02
------------------- ---------------------    ----------------- --------------------    ----------------- ---------------------

 Royal                   $10 mm / $30 mm      Royal                 $10 mm / $30        ACE American          $10 mm / $45 mm
                                                                    mm
 PSF00617                                     PSF00617                                  D0XG21644985001
------------------- ---------------------    ----------------- --------------------    ----------------- ---------------------

 Zurich American         $10 mm / $40 mm      Zurich American       $10 mm / $40        St. Paul              $10 mm / $55 mm
                                                                    mm                  Mercury
 DOC 7912-596-05                              DOC 7912-596-08
                                                                                        568CM1645
------------------- ---------------------    ----------------- --------------------    ----------------- ---------------------
                                              Clarendon
 ERII                    $10 mm / $50 mm                            $10 mm / $50        Twin City Fire        $10 mm / $65 mm
                                                                    mm                  Ins.
 752-140835-98                                MAG0410003910000
                                                                                        DA0212436-02

                                              AIG Europe UK
                                  Ltd.
------------------- ---------------------    ----------------- --------------------    ----------------- ---------------------

 St. Paul Mercury        $ 5 mm / $60 mm      St. Paul              $ 5 mm / $60        Lumbermens            $10 mm / $75 mm
                                              Mercury               mm
 501CM0018                                                                              3DY02109500
                                              568CM1152
                                                                                        (through
                                                                                        02/17/03)
------------------- ---------------------    ----------------- --------------------    ----------------- ---------------------

 Royal                   $10 mm / $65 mm      Royal                 $10 mm / $65        Starr Excess          $ 5 mm / $85 mm
                                                                    mm
 PSF000113                                    PSF000113                                 6457794
------------------- ---------------------    ----------------- --------------------    ----------------- ---------------------

 Federal                 $10 mm / $75 mm      Greenwich             $10 mm / $75        Arch Insurance        $ 5 mm / $90 mm
                                                                    mm
 8152-85-78                                   ELU 82663-01                              11DOX0521000
------------------- ---------------------    ----------------- --------------------    ----------------- ---------------------

 ERII                    $15 mm / $85 mm      Gulf                  $15 mm / $85        Continental           $ 5 mm / $95 mm
                                                                    mm                  Casualty
 752-140846-98                                GA 2846151
                                                                                        169914082
------------------- ---------------------    ----------------- --------------------    ================= =====================

=========================================    ======================================    =======================================
              1998 to 1999                                2001 to 2002                              2002 to 2003
-----------------------------------------    --------------------------------------    ---------------------------------------
    Carrier           Limit / Excess of        Carrier          Limit / Excess of         Carrier          Limit / Excess of
------------------- ---------------------    ----------------- --------------------    ----------------- ---------------------
 Lloyds                  $25 mm / $100        Clarendon             $17.5 / $100
                         mm                                         mm
 823/FD9805714                                MAG0410004010000

 823/FD9900985                                Lloyd's
                                              823/FD0100668

                                                Lloyd's WNM

                                                Lloyd's AGM

                                                Lloyd's MEB

                                                Lloyd's SUT

                                              New Hampshire
                                              Insurance Company
                                              (per AIG Europe
                                              UK Ltd.)
------------------- ---------------------    ----------------- --------------------
 ERII                    $25 mm / $125        Great Lakes UK        $15 / $117.5
                         mm                                             mm
 752-143919-98
                                              01-UK-PX-
                                              0000030-00
=================== =====================    ----------------- --------------------
                                              Twin City             $10 / $132.5
                                              (Hartford)            mm

                                              NDA-0201674-01
                                             ----------------- --------------------
                                              Lumbermens            $17.5 /
                                              (Kemper)              $142.5 mm

                                              3DY-001211-01
                                             ----------------- --------------------
                                              Greenwich             $40 mm /
                                                                    $160 mm
                                              ELU 81603-00
                                             ================== ===================

                                             ================== ===================
                                              ERII                   $10mm

                                              8167-1518
                                             ================== ===================

                                    EXHIBIT B
                                    ---------

Amalgamated Gadget, L.P. v HealthSouth Corp., No. 4-04CV-198-A (N.D. Tex.)

James Bachand v. Richard M. Scrushy, et al., No. 19968-NC (Del. Chancery)

Biondi, et al. v. Scrushy, et al., No. CA-19896 (Del. Ch. Ct.)

Brasfield & Gorrie, L.L.C. v. HealthSouth, Case No. 03-2393 (Circuit Court, Jefferson County, Alabama)

Brookwood HealthServices, Inc., d/b/a Brookwood Medical Center v. Alabama State Health Planning and Development Agency, No. CV0102475 (Circuit Court, Jefferson County, Alabama)

Burke v. HealthSouth Corp., et al., No. 04-B-2451 (Colo.)

Burke v. HealthSouth Corp., et al., Case No. 05-998 (N.D. Ala.)

John T. Campbell v. Scrushy, et al., No. CV0406985 (Ala. Cir. Ct., Jefferson County)

CLA Architecture, Inc. v. HealthSouth Corp., cv-03-2644 (?)

Crooks v. Richard M. Scrushy, et al., No. 02-6268 (Circuit Court, Jefferson County, Alabama)

Ernst &Young v. HealthSouth, 05-1618 (Circuit Court, Jefferson County, Ala.)

Formal Order of Investigation by the United States Securities and Exchange Commission styled In the Matter of HealthSouth Corp., File No. MA-02772, and related subpoena dated September 17, 2002

Francis v. Richard M. Scrushy, et al., No. CV-03-1782 (Circuit Court, Jefferson County, Ala.)

General Electric Capital Corporation v. HealthSouth Leasing Company, L.L.C., Case No. 03-2115 (Circuit Court, Jefferson County, Alabama)

General Medicine v. HealthSouth, 04-958 (?)

Grand Jury Subpoena issued to HealthSouth Corporation, dated February 5, 2003 (N.D. Ala.)

HealthSouth Corporation v. Benchmark Medical, 04-0479 (_______)

HealthSouth Corp. v. HSBC Bank USA, et al., No. CV-04-1538 (Ala. Cir. Ct., Jefferson County)

Hervey v. HealthSouth Corp. et al., No. CV-03-8031 (Ala. Cir. Ct.)

Hilsman v. Ernst & Young, et al., No. CV-03-7790 (Ala. Cir. Ct.)

In re Sealed, (Cal.)

In re Anthony Tanner, No. CV03-5378 (Circuit Court, Jefferson County, Alabama)

In re HealthSouth Corporation ERISA Consolidated Litig., No. CV-03-BE-1700-S (N.D. Ala.)

Klein v. John Chamberlain, et al., No. CV02 5662 (Circuit Court, Jefferson County, Alabama)

Kosseff v. HealthSouth, House, Case No. 98-0558

Lebovitz v. Richard Scrushy, et al., No. CV02 6006 (Circuit Court, Jefferson County, Alabama)

Julian L. McPhillips, Jr. v. William T. Owens, No. CV-03-846 (Circuit Court, Montgomery County, Ala.)

Sellers v. Tenet Healthcare Corp., No. CV-03-0457 (N.D. Al.)

Senior Housing Properties Trust and HRES Properties v. HealthSouth Corp., No. 284182 (Land Court Suffolk Co., Mass.)

Siemens One, Inc., No. CV-03-4228 (___)

Steven R. Nichols et al. v. HealthSouth Corp., No. CV-03-2023 (Circuit Court, Tenth Judicial Cir. Ala.)

Peter J. Petrunya v. HealthSouth Corp. No. __________ (Circuit Court, Jefferson County, Alabama)

Neostar Sports and Entertainment, Inc. v. Mandalay Sports Action Entertainment, LLC, Case No. BC295322 (Cal. Superior Court)

Scrushy v. Gordon, Case No. 20375 (Delaware Chancery Court)

Scrushy v. HealthSouth Corp., No. 03C-05-115 CHT (Delaware Superior Court)

Richard M. Scrushy v. HealthSouth Corporation, Case No. CV-2005-07364, (Cir. Ct. of Jefferson Co., Ala.)

Scrushy v. HealthSouth Corp., No. 20357-nc (Delaware Chancery Court)

Scrushy v. HealthSouth Corp., No. CR-03-BE-530-S (N.D. Ala.)

S.E.C. v. Harris, No. CV-03-J-0715-S (N.D. Ala.)

S.E.C. v. HealthSouth Corporation et al., No. CV-03-J-0615-S (N.D. Ala.)

S.E.C. v. Livesay, et al., No. CV-03-S-0758-S (N.D. Ala.)

SEC v. Martin, et al., No. CV-03-C-02424 (N.D. Ala.)

S.E.C. v. Owens, et al., No. CV-03-C-0720-S (N.D. Ala.)

Senior Housing Properties Trust and HRES Properties Trust v. HealthSouth, Case No. 289182 (Land Court, Mass.)

The State of Tennessee, on the Relation of Fayetteville Imaging Associates, Inc.
v. National Imaging Affiliates of Fayetteville, Inc., Case No. 157919-1 (Chancery Ct., Knox County, Tennessee)

Tanner v. HealthSouth, 04-7715 (___________)

Teachers' Retirement System of La. et al. v. HealthSouth Corp., No. 20062 (Delaware Chancery Court 2002)

Teachers' Retirement System of La. et al. v. HealthSouth Corp., No. 20524-nc (Delaware Chancery Court 2002)

Teachers Retirement System of Louisiana et al. v. Scrushy et al., No. 20529 (Delaware Chancery Court 2003)

United States v. Ayers, et al., No. CR-03-C-0183-S (N.D. Ala.)

United States v. Beam, No. CR-03-197 (N.D. Ala.)

United States v. Bennett, 05-064 (N.D. Ala.)

United States v. Botts, CR-03-C-0374 (N.D. Ala.)

United States v. Brown, No. CR-03-0338-S (N.D. Ala.)

United States v. Fowler, No. CR-03-C-478-S (N.D. Ala.)

United States v. Harris, No. CR-03-J-0157-S (N.D. Ala.)

United States v. Hicks, CR-03-PT-0375-S (N.D. Ala.)

United States v. Livesay, No. CR-03-C-0182-S (N.D. Ala.)

United States v. Martin, No. CR-03-C-0191-S (N.D. Ala.)

United States v. McVay, No. CR-03-195 (N.D. Ala.)

United States v. Owens, No. CR-03-B-0131-S (N.D. Ala.)

United States v. Scrushy, No. CR-03-BE-0530-S (N.D. Ala.)

United States v. Sielegman, No. CR-05-119 (M.D. Ala.)

United States v. Smith,  No. CR-03-PT-0126-S (N.D. Ala.)

United States of America ex rel. James J. Devage vs. HealthSouth Corp., et al., No. SA-98-EA-0372-FV (W.D. Tex.)

United States of America ex rel. Greg Madrid vs. HealthSouth Corp., et al., No. 97-cv-3206 (N.D. Ala.)

Ward and CAW Imaging, P.C. v. HealthSouth, Civ. 03-1564-L (W.D. Ok.)

Warren v. HealthSouth Corp. et al., No. CV-03-790 (Circuit Court, Montgomery County, Ala.)

                                    EXHIBIT C
                                    ---------

The following paragraphs shall be included in the Federal Securities Action Stipulation of Settlement and the Federal Court's Order finally approving the Federal Securities Action Stipulation of Settlement:

         1. "Released Parties" means, with respect to each Settling Defendant, the family members, heirs, executors, administrators, successors, assigns, present and former employees, officers, directors, attorneys, legal representatives, and agents of each of them, and any person or entity which is or was related to or affiliated with any Settling Defendant or in which any Settling Defendant has or had a controlling interest and the present and former parents, subsidiaries, divisions, affiliates, predecessors, successors, employees, officers, directors, attorneys, assigns, and agents of each of them. The Released Parties shall also include the Insurers who issued the Insurance Policies and are contributing to the Settlement Amount (the "Settling Insurers") and the present and former parents, subsidiaries, divisions, affiliates, predecessors, successors, employees, officers, directors, attorneys, assigns, and agents of each of them. Notwithstanding anything in this paragraph, Released Parties shall not include any Non-Settling Defendant, defined as a Defendant in the Securities Action that is not a party to this Settlement, including but not limited to Ernst & Young LLP, UBS AG, UBS Warburg LLC, PaineWebber, Inc. now d/b/a UBS Financial Services, Inc. (subsidiary of UBS AG), Citigroup, Inc., Smith Barney, Inc. (subsidiary of Citigroup), Salomon Brothers, Inc. now d/b/a Citigroup Global Markets (subsidiary of Citigroup), Salomon Smith Barney now d/b/a Citigroup Global Markets (subsidiary of Citigroup), J.P. Morgan Securities, Inc. (subsidiary of J.P. Morgan Chase & Co.), Chase Securities, Inc. now d/b/a J.P. Morgan Securities, Inc. (subsidiary of J.P. Morgan Chase & Co.), Bear Stearns & Co., Cowen & Company now d/b/a Cowen Securities Corporation, Credit Suisse First Boston Corporation, Morgan Stanley & Co. Inc., Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith, Inc. (a subsidiary of Merrill Lynch & Co., Inc.), Deutsche Bank Securities, Inc. (subsidiary of Deutsche Bank AG), Deutsche Bank Alex. Brown, Inc. (division of Deutsche Bank Securities, Inc. (subsidiary of Deutsche Bank AG)), First Union Securities now d/b/a Wachovia Securities, Inc., Scotia Capital Markets (USA), Inc. (division of Scotia Capital Inc.), Jefferies & Company, Inc., Lehman Brothers, Inc., BNY Capital Markets, Inc., Fleet Securities, Inc. (wholly owned subsidiary of FleetBoston Financial Corp.), NatCity Investments, Inc., Banc of America Securities, LLC (subsidiary of Bank of America Corp.), NationsBanc Montgomery Securities, LLC now d/b/a Banc of America Securities, LLC (subsidiary of Bank of America Corp.), Benjamin D. Lorello, William C. McGahan, Howard Capek, Richard Scrushy, William T. Owens, Weston L. Smith, Michael D. Martin, Aaron Beam, Jr., Malcom E. McVay, Emery W. Harris, Angela Ayers, Kenneth Livesay, Cathy C. Edwards, Rebecca Kay Morgan, Virginia B. Valentine, Richard E. Botts, Will Hicks, Jason M. Brown, and Catherine Fowler.

         2. "Released Claims" means all claims and causes of action of every nature and description, whether known or unknown, whether arising under federal, state, common or foreign law, whether brought directly or derivatively, that Plaintiffs or any member of the Class in the Action asserted in the Complaint, or could have asserted as a result of purchases, acquisitions, sales, or exercises made during the Class Period in securities issued by HealthSouth (including, without limitation, all claims arising out of or relating to any disclosures, public filings, registration statements or other statements by HealthSouth or any Defendant in the Action), based upon or arising out of any facts, allegations or claims set forth in the Complaint. In addition, with respect to the Settling Insurers and the present and former parents, subsidiaries, divisions, affiliates, predecessors, successors, employees, officers, directors, attorneys, assigns, and agents of each of them, Released Claims means all claims and causes of action of every nature and description, whether known or unknown, whether arising under federal, state, common or foreign law, whether brought directly or derivatively, that are based upon, in consequence of, arise out of or relate in any way, whether in whole or in part, to (i) the Insurance Policies, (ii) the Coverage Litigation, (iii) the Underlying Litigation, (iv) the litigation, defense, and settlement of the Coverage Litigation and the Underlying Litigation, and/or (v) any of the facts, circumstances, and situations underlying or alleged in the Coverage Litigation and the Underlying Litigation.

         3. Insurance Policies means the insurance policies issued by the Settling Insurers to HealthSouth that are identified in Exhibit A to the Settlement Agreement and Policy Release between the Settling Defendants and the Settling Insurers.

         4. Coverage Litigation shall have the meaning given to that term in the Settlement Agreement and Policy Release between the Settling Defendants and the Settling Insurers.

         5. Underlying Litigation shall have the meaning given to that term in the Settlement Agreement and Policy Release between the Settling Defendants and the Settling Insurers.

         6. Plaintiffs, all members of the Class, the successors and assigns of any of them and anyone claiming through or on behalf of any of them, are hereby permanently BARRED, ENJOINED and RESTRAINED from instituting, commencing or prosecuting in this Litigation or any other action or proceeding any Released Claims against any of the Released Parties. The Released Claims against each and all of the Released Parties shall be released and dismissed with prejudice and on the merits. Nothing in this paragraph shall release the Released Claims against the Released Parties of any Person who submitted a timely, signed request for exclusion from the Class and did not submit a timely, signed request to revoke the prior request for exclusion ("Opt-Out Plaintiffs").

         7. (a) The Non-Settling Defendants and all other persons, including but not limited to any other person or entity later named as a defendant in this Litigation, are hereby permanently BARRED, ENJOINED and RESTRAINED from commencing, prosecuting, or asserting any claim for contribution (whether contractual or otherwise) against the Released Parties or any other claim against the Released Parties where the injury to the entity/individual is any person's actual or threatened liability to the Lead Plaintiff, Named Plaintiffs and other Class Members or any costs or expenses (including attorneys' fees) incurred in connection with this Litigation; provided, however, that the Bar Order stated in this paragraph shall not apply to claims that may be asserted by any Opt-Out Plaintiff, or between and/or among any defendants in cases brought by Opt-Out Plaintiffs (but only to the extent such a claim between and/or among defendants is based upon the defendant's actual or threatened liability solely to the Opt-Out Plaintiffs or the costs and expenses incurred solely in connection with a claim asserted by an Opt-Out Plaintiff).

            (b) The Non-Settling Defendants and all other persons, including but not limited to any other person or entity later named as a defendant in this Litigation, are hereby permanently BARRED, ENJOINED and RESTRAINED from commencing, prosecuting, or asserting against the Settling Insurers and the present and former parents, subsidiaries, divisions, affiliates, predecessors, successors, employees, officers, directors, attorneys, assigns, and agents of each of them any and all manner of action or actions, cause or causes of action, suits, debts, liens, contracts, agreements, promises, liabilities, claims, rights, demands, damages, losses, costs, charges or expenses, of any nature whatsoever, in law or in equity, known or unknown, suspected or unsuspected, fixed or contingent, that are based upon, in consequence of, arise out of or relate in any way, whether in whole or in part, to (i) the Insurance Policies, (ii) the Coverage Litigation, (iii) the Underlying Litigation, (iv) the litigation, defense, and settlement of the Coverage Litigation and the Underlying Litigation, and/or (v) any of the facts, circumstances, and situations underlying or alleged in the Coverage Litigation and the Underlying Litigation.

            (c) For purposes of this Bar Order, Barred Person shall be defined as any Person who is barred and/or enjoined by paragraph 7(a) and 7(b).

         8. All Settling Parties are hereby permanently BARRED, ENJOINED and RESTRAINED from commencing, prosecuting or asserting any actions or claims against the Settling Insurers and the present and former parents, subsidiaries, divisions, affiliates, predecessors, successors, employees, officers, directors, attorneys, assigns, and agents of each of them that are based upon, in consequence of, arise out of or relate in any way, whether in whole or in part, to (i) the Insurance Policies, (ii) the Coverage Litigation, (iii) the Underlying Litigation, (iv) the litigation, defense, and settlement of the Coverage Litigation and the Underlying Litigation, and/or (v) any of the facts, circumstances, and situations underlying or alleged in the Coverage Litigation and the Underlying Litigation.

         9. All Settling Insurers and the present and former parents, subsidiaries, divisions, affiliates, predecessors, successors, employees, officers, directors, attorneys, assigns, and agents of each of them are hereby permanently BARRED, ENJOINED and RESTRAINED from commencing, prosecuting or asserting any actions or claims against the Settling Parties that are based upon, in consequence of, arise out of or relate in any way, whether in whole or in part, to (i) the Insurance Policies, (ii) the Coverage Litigation, (iii) the Underlying Litigation, (iv) the litigation, defense, and settlement of the Coverage Litigation and the Underlying Litigation, and/or (v) any of the facts, circumstances, and situations underlying or alleged in the Coverage Litigation and the Underlying Litigation.

         10. Barred Persons shall be entitled to a judgment credit (i.e., a reduction to the total amount of the judgment for each claim entered in the Action) in an amount that is the greater of: (i) that part of the Settlement Amount paid by the Settling Parties and the Settling Insurers that is allocated to claims for which contribution would be sought; or (ii) for each such claim, the proportionate share of the Settling Defendants' fault as determined at trial.

         11. (a) The Settling Defendants and Settling Insurers are hereby permanently BARRED, ENJOINED and RESTRAINED from commencing, prosecuting, or asserting any claim for contribution (whether contractual or otherwise) against the Barred Persons or any other claim against the Barred Persons where the injury to the Settling Defendant or the Insurer is any person's actual or threatened liability to the Lead Plaintiff, Named Plaintiffs and other Class Members or any costs or expenses (including attorneys' fees) incurred in connection with this Litigation; and provided, however, that the Bar Order stated in this paragraph shall not apply to claims that may be asserted by the Settling Defendants in any case brought by an Opt-Out Plaintiff (but only to the extent such a claim by a Settling Defendant is based upon such Person's actual or threatened liability solely to the Opt-Out Plaintiffs or the costs and expenses incurred solely in connection with a claim asserted by an Opt-Out Plaintiff).

            (b) The Settling Insurers and the present and former parents, subsidiaries, divisions, affiliates, predecessors, successors, employees, officers, directors, attorneys, assigns, and agents of each of them are hereby permanently BARRED, ENJOINED and RESTRAINED from commencing, prosecuting, or asserting against the Barred Persons any and all manner of action or actions, cause or causes of action, suits, debts, liens, contracts, agreements, promises, liabilities, claims, rights, demands, damages, losses, costs, charges or expenses, of any nature whatsoever, in law or in equity, known or unknown, suspected or unsuspected, fixed or contingent, that are based upon, in consequence of, arise out of or relate in any way, whether in whole or in part, to (i) the Insurance Policies,
            (ii) the Coverage Litigation, (iii) the Underlying Litigation, (iv) the litigation, defense, and settlement of the Coverage Litigation and the Underlying Litigation, and/or (v) any of the facts, circumstances, and situations underlying or alleged in the Coverage Litigation and the Underlying Litigation.

         12. In the event that (i) a judgment (net of any judgment credit required under the

PSLRA or paragraph 10 herein) is entered against any Non-Settling Defendant, and
(ii) a court determines that such Non-Settling Defendant would have been entitled to coverage for such judgment under the Insurance Policies but for the Federal Securities Action Stipulation of Settlement and the Order finally approving same, then such Non-Settling Defendant shall have the judgment reduced by the amount of coverage, if any, such court determines (based on jury findings as and if required by law) is payable on behalf of such Non-Settling Defendant, but only to the extent such a reduction has not already been made with respect to another judgment. In connection with the judicial determination of insurance coverage referred to in the preceding sentence, the Federal Plaintiffs shall have the right to defend all claims of coverage asserted by any Non-Settling Defendant and to assert all defenses to coverage that may have been available to the Insurers, and the Settling Insurers and the Settling Defendants shall cooperate fully in the defense of all such claims.

         13. The provisions in this Bar Order are reciprocal and in the event that any person asserts and is legally not barred by the Bar Order from bringing any claim, action or actions, cause or causes of action, suits, debts, liens, contracts, agreements, promises, liabilities, claims, rights, demands, damages, losses, costs, charges or expenses falling within the scope of this Bar Order (the "First Person") against any other person (the "Second Person"), this Bar Order shall not bar, enjoin or restrain the Second Person from asserting or bringing any claim, action or actions, cause or causes of action, suits, debts, liens, contracts, agreements, promises, liabilities, claims, rights, demands, damages, losses, costs, charges or expenses falling within the scope this Bar Order against the First Person.

         14. The Court retains exclusive jurisdiction to enforce the provisions of this Bar Order.

                                    EXHIBIT D
                                    ---------

         A hearing having been held before this Court (the "Court") on ________________, 2006, pursuant to the Court's Order of __________________,
2006 (the "Scheduling Order"), upon a Stipulation of Settlement with certain defendants, filed on ____________________, 2006 (the "Stipulation"), of the above-captioned action (the "Action"), which is incorporated herein by reference; it appearing that due notice of said hearing has been given in accordance with the aforesaid Scheduling Order; the respective parties having appeared by their attorneys of record; the Court having heard and considered evidence in support of the proposed Settlement; the attorneys for the respective parties having been heard; an opportunity to be heard having been given to all other persons requesting to be heard in accordance with the Scheduling Order; and the entire matter of the proposed Settlement having been heard and considered by the Court;

IT IS HEREBY ORDERED, ADJUDGED AND DECREED, this _____ day of
__________________, 2006, that:

         1. Unless otherwise defined herein, all defined terms shall have the meaning set forth in the Stipulation.

         2. The form and manner of notice given to HealthSouth's stockholders is hereby determined to have been the best notice practicable under the circumstances and to have been given in full compliance with the requirements of due process, and Rule 23.1 of the Rules of this Court and applicable law.

         3. The Stipulation, the Settlement, and the Insurance Settlement Agreement are approved as fair, reasonable, adequate and in the best interests of HealthSouth, and it was not illegal for HealthSouth to agree to the indemnification obligations in Section 5 and the advancement obligations in Section 6 of the Insurance Settlement Agreement. The Settlement and the Insurance Settlement Agreement shall be consummated in accordance with the terms and conditions of the Stipulation and the Insurance Settlement Agreement.

         4. Any and all claims, demands, rights, actions or causes of action, liabilities, damages, losses, attorneys' fees, costs, expenses, obligations, duties, judgments, suits, proceedings, debts, dues, sums of money, accounts, bonds, bills, covenants, contracts, controversies, agreements, promises, variances, executions, matters and issues of any kind or nature whatsoever, whether in law, admiralty, or equity, and whether based on any federal, state, local, statutory or common law, or any other rule or regulation, foreseen or unforeseen, matured or unmatured, known or unknown, accrued or not accrued, contingent or absolute, apparent or unapparent, suspected or unsuspected, disclosed or undisclosed, liquidated or unliquidated, whether or not asserted, that have been or could have been asserted in this Action by or on behalf of HealthSouth or any of its affiliates, predecessors, successors, assigns, past or present officers, directors, debt or equity securities holders, general or limited partners or partnerships, trustees, employees, representatives, agents, advisors, parents, or subsidiaries, or by or on behalf of any stockholder of HealthSouth acting or purporting to act on behalf of HealthSouth, whether directly, indirectly, representatively, derivatively or in any other capacity, against any of the Individual Settling Defendants or their respective family members, heirs, executors, administrators, successors, assigns, present and former employees, officers, directors, attorneys, legal representatives, and agents of each of them, and any person or entity in which any

Individual Settling Defendant has or had a controlling interest and the present and former parents, subsidiaries, divisions, affiliates, predecessors, successors, employees, officers, directors, attorneys, assigns, and agents of each of them, and the Settling Insurers, and the present and former parents, subsidiaries, divisions, affiliates, predecessors, successors, employees, officers, directors, attorneys, assigns, and agents of each of them, and any other current or former directors, officers, or employees of HealthSouth other than the Non-Settling Defendants, regardless of whether such person was served with process and appeared in this Action (collectively, the "Released Parties"), which have or could have arisen or arise at any time, and relate in any manner to the allegations, facts, events, transactions, acts, occurrences, statements, representations, misrepresentations, omissions, acts or failures to act, course of conduct, or any other matter, thing or cause whatsoever, or any series thereof, embraced, involved, set forth or otherwise related, directly or indirectly, to the facts and circumstances alleged or that could have been alleged in the Complaint; and, with respect to the Settling Insurers, and the present and former parents, subsidiaries, divisions, affiliates, predecessors, successors, employees, officers, directors, attorneys, assigns, and agents of each of them, all claims and causes of action of every nature and description, whether known or unknown, whether arising under any federal, state, local, statutory or common law, whether brought directly or derivatively, that are based upon, in consequence of, arise out of or relate in any way, whether in whole or in part, to (i) the Insurance Policies, (ii) the Coverage Litigation
(iii) the Underlying Litigation, (iv) the litigation, defense, and settlement of the Coverage Litigation and the Underlying Litigation, and/or (v) any of the facts, circumstances, and situations underlying or alleged in the Coverage Litigation and the

Underlying Litigation (collectively, the "Released Claims") are hereby fully, finally, and forever compromised, settled, discharged, dismissed with prejudice and released with full preclusive effect as to each of the Released Parties. Notwithstanding any other provision in this Paragraph 4 or elsewhere in this Order, "Released Parties" shall not be deemed to include (a) Richard M. Scrushy, or (b) any person who agreed to plead guilty or otherwise have been convicted of crimes in connection with HealthSouth's former financial reporting activities, or (c) any third party entities who are defendants in the Action including Ernst & Young LLP, UBS Securities, LLC, Source Medical Solutions, Inc., Capstone Capital Corporation, Medcenterdirect.com, and G.G. Enterprises, or (d) any other Non-Settling Individual Defendants or Non-Settling Defendant Entities, or (e) any Non-Settling Insurers (and any other person or entity in their capacity as a successor in interest to the Non-Settling Insurers with respect to the insurance policy or policies they issued to HealthSouth and/or the Individual Settling Defendants). This Order shall not operate to release or reduce the judgment entered against Richard Scrushy based upon the claim of unjust enrichment for approximately $47.8 million entered on January 3, 2006 in favor of Wade Tucker, derivatively on behalf of HealthSouth. This Release shall not operate to release in whole or in part any claim asserted against any of the Non-Settling Individual Defendants or Non-Settling Defendant Entities.

         5. Plaintiff, HealthSouth (and its affiliates, predecessors, successors, assigns, parents, subsidiaries, stockholders, and any person acting or purporting to act on behalf of HealthSouth), or any of them, are hereby permanently BARRED, ENJOINED and RESTRAINED from instituting, commencing or prosecuting in this Action or any other action or proceeding any

Released Claims against any of the Released Parties. The Released Claims against each and all of the Released Parties shall be released and dismissed with prejudice and on the merits with full preclusive effect as to each of the Released Parties.

         6. Consistent with Paragraph 9 of the Stipulation and in accordance with 10 Del. C. ss.6304(b) or any similar, comparable or equivalent provision of law:

            (a) The Non-Settling Defendants and all other persons, including but not limited to any other person or entity later named as a defendant in this Action, are hereby permanently BARRED, ENJOINED and RESTRAINED to the fullest extent permitted under applicable law from commencing, prosecuting, or asserting any action, proceeding or claim against the Released Parties involving, related to or arising out of the facts and events that are the subject of the Released Claims, including but not limited to claims for contribution (whether contractual or otherwise), indemnification (whether contractual or otherwise) or similar claims.

            (b) The Non-Settling Defendants and all other persons, including but not limited to any other person or entity later named as a defendant in this Action, are hereby permanently BARRED, ENJOINED and RESTRAINED from commencing, prosecuting, or asserting against the Settling Insurers and the present and former parents, subsidiaries, divisions, affiliates, predecessors, successors, employees, officers, directors, attorneys, assigns, and agents of each of them any and all manner of action or actions, cause or causes of action, suits, debts, liens, contracts, agreements, promises, liabilities, claims, rights, demands, damages, losses, costs, charges or expenses, of any nature whatsoever, in law or in equity, known or unknown, suspected or unsuspected, fixed or contingent, that are based upon, in consequence of, arise out of or relate in any way, whether in whole or in part, to (i) the Insurance Policies, (ii) the Coverage Litigation, (iii) the Underlying Litigation, (iv) the litigation, defense, and settlement of the Coverage Litigation and the Underlying Litigation, and/or (v) any of the facts, circumstances, and situations underlying or alleged in the Coverage Litigation and the Underlying Litigation.

            (c) For purposes of this Order, Barred Person shall be defined as any person or entity other than HealthSouth that is barred and/or enjoined by paragraph 6(a) and 6(b).

         7. HealthSouth and the Individual Settling Defendants are hereby permanently BARRED, ENJOINED and RESTRAINED from commencing, prosecuting or asserting any actions or claims against the Settling Insurers and the present and former parents, subsidiaries, divisions, affiliates, predecessors, successors, employees, officers, directors, attorneys, assigns, and agents of each of them that are based upon, in consequence of, arise out of or relate in any way, whether in whole or in part, to (i) the Insurance Policies, (ii) the Coverage Litigation, (iii) the Underlying Litigation, (iv) the litigation, defense, and settlement of the Coverage Litigation and the Underlying Litigation, and/or (v) any of the facts, circumstances, and situations underlying or alleged in the Coverage Litigation and the Underlying Litigation.

         8. All Settling Insurers and the present and former parents, subsidiaries, divisions, affiliates, predecessors, successors, employees, officers, directors, attorneys, assigns, and agents of each of them are hereby permanently BARRED, ENJOINED and RESTRAINED from commencing, prosecuting or asserting any actions or claims against HealthSouth and/or the Individual Settling Defendants that are based upon, in consequence of, arise out of or relate in any way, whether in whole or in part, to (i) the Insurance Policies,
(ii) the Coverage Litigation, (iii) the Underlying Litigation, (iv) the litigation, defense, and settlement of the Coverage Litigation and the Underlying Litigation, and/or (v) any of the facts, circumstances, and situations underlying or alleged in the Coverage Litigation and the Underlying Litigation.

         9. Barred Persons shall be entitled to a judgment credit (i.e., a reduction to the total amount of the judgment for each claim entered in the Action) in an amount that is the greater of: (i) that part of the Settlement Amount paid by the settling parties and the Settling Insurers that is allocated to claims for which contribution would otherwise be available; or (ii) for each such claim, the proportionate share of the Individual Settling Defendants' fault as determined at trial; or (iii) the value of any contribution claim (whether contractual or otherwise), indemnification claim (whether contractual or otherwise) or similar claim that the Court determines would have been available but for this Settlement. The credit referred to herein is not effective or applicable until final approval of this Settlement. Notwithstanding any other provision in this Order, nothing shall operate to release or reduce the judgment entered against Richard Scrushy based upon the claim of unjust enrichment for approximately $47.8 million entered on January 3, 2006 in favor of Wade Tucker, derivatively on behalf of HealthSouth.

         10. Consistent with Paragraph 13 of the Stipulation and in accordance with 10 Del. C. ss.6304(b) or any similar, comparable or equivalent provision of law: the Released Parties are hereby permanently BARRED, ENJOINED and RESTRAINED to the fullest extent permitted under applicable law from commencing, prosecuting, or asserting any action, proceeding or claim against the Barred Persons and/or HealthSouth involving, related to or arising out of the facts and events that are the subject of the Released Claims, including but not limited to claims for contribution (whether contractual or otherwise), indemnification (whether contractual or otherwise) or similar claims; provided, however, that nothing contained herein shall release, alter, change, limit, affect, dilute, eliminate, or in any way, impair or undermine existing or future indemnification and advancement rights, and/or existing or future indemnification and advancement claims, if any, of the Individual Settling Defendants against HealthSouth, whether arising out of any corporate governance provision, Certificate of Incorporation, By-laws, as in effect at any time, other corporate documents, indemnification agreements, letter agreements, severance agreements, contract, law, or otherwise.

         11. The Settling Insurers and the present and former parents, subsidiaries, divisions, affiliates, predecessors, successors, employees, officers, directors, attorneys, assigns, and agents of each of them are hereby permanently BARRED, ENJOINED and RESTRAINED from commencing, prosecuting, or asserting against the Barred Persons any and all manner of action or actions, cause or causes of action, suits, debts, liens, contracts, agreements, promises, liabilities, claims, rights, demands, damages, losses, costs, charges or expenses, of any nature whatsoever, in law or in equity, known or unknown, suspected or unsuspected, fixed or contingent, that are based upon, in consequence of, arise out of or relate in any way, whether in whole or in part, to (i) the Insurance Policies, (ii) the Coverage Litigation, (iii) the Underlying Litigation, (iv) the litigation, defense, and settlement of the Coverage Litigation and the Underlying Litigation, and/or (v) any of the facts, circumstances, and situations underlying or alleged in the Coverage Litigation and the Underlying Litigation.

         12. In the event that (i) a judgment (net of any judgment credit required under Paragraph 9 herein) is entered in this Action against any Non-Settling Defendant, and (ii) a court determines that such Non-Settling Defendant would have been entitled to coverage for such judgment under the Insurance Policies but for the Stipulation, then such Non-Settling Defendant shall have the judgment reduced by the amount of coverage, if any, such court determines (based on jury findings as and if required by law) is payable on behalf of such Non-Settling Defendant, but only to the extent such a reduction has not already been made with respect to another judgment. In connection with the judicial determination of insurance coverage referred to in the preceding sentence, the Plaintiff shall have the right to defend all claims of coverage asserted by any Non-Settling Defendant and to assert all defenses to coverage that may have been available to the insurers, and the Settling Insurers, HealthSouth and the Individual Settling Defendants shall provide reasonable cooperation in the defense of all such claims. The credit referred to herein is not effective or applicable until final approval of this Settlement. Notwithstanding any other provision in this Order, nothing shall operate to release or reduce the judgment entered against Richard Scrushy based upon the claim of unjust enrichment for approximately $47.8 million entered on January 3, 2006 in favor of Wade Tucker, derivatively on behalf of HealthSouth.

         13. The provisions in this bar order are reciprocal and in the event that any person or entity asserts and is legally not barred by the bar order from bringing any claim, action or actions, cause or causes of action, suits, debts, liens, contracts, agreements, promises, liabilities, claims, rights, demands, damages, losses, costs, charges or expenses falling within the scope of this bar order (the "First Person") against any other person (the "Second Person"), this bar order shall not bar, enjoin or restrain the Second Person from asserting or bringing any claim, action or actions, cause or causes of action, suits, debts, liens, contracts, agreements, promises, liabilities, claims, rights, demands, damages, losses, costs, charges or expenses falling within the scope of this bar order against the First Person.

         14. With respect to any and all Released Claims against Released Parties, Plaintiff and HealthSouth have hereby waived and relinquished, and all other parties whose claims are being released are hereby deemed to have waived and relinquished, to the fullest extent permitted by law, the provisions, rights and benefits of Section 1542 of the California Civil Code, which provides:

            A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

Also, with respect to any and all Released Claims against Released Parties, Plaintiff and HealthSouth have hereby waived and relinquished, and all other parties whose claims are being released are hereby deemed to have waived and relinquished, to the fullest extent permitted by law, any and all provisions, rights, and benefits conferred by the law of any state or territory of the United States or any other jurisdiction, or principle of common law, which is similar, comparable or equivalent to Cal. Civ. Code ss. 1542.

         15. Nothing contained in the Settlement or this Order shall be interpreted as satisfying or mitigating or discharging or reducing the judgment entered against Richard Scrushy based upon the claim of unjust enrichment for approximately $47.8 million entered on January 3, 2006 in favor of Wade Tucker, derivatively on behalf of HealthSouth. Subject to the judgment credit and insurance credit provisions of Paragraphs 9 and 12 herein, nothing in the Settlement or this Order shall limit or otherwise inhibit continued maintenance of the derivative claims against the Non-Settling Defendants by or on behalf of HealthSouth (which is neither a Non-Settling Defendant, nor a Released Person, nor a Barred Person under this Settlement).

         16. Counsel for the Plaintiff is awarded attorneys' fees in the amount of $________________ and reimbursement of expenses in the amount of $__________________ which sums the Court finds to be fair and reasonable, to be paid in accordance with the terms of the Stipulation.

         17. Without affecting the finality of this Order and Partial Final Judgment in any way, this Court reserves exclusive jurisdiction over all matters relating to the administration and consummation of the Settlement.

         18. Pursuant to A.R.C.P., Rule 54(b), this Court hereby certifies that there is no just reason for delay and expressly directs entry of final judgment forthwith as per the above.


                              ------------------------------------
                              Allwin E. Horn, III, Circuit Judge

                                    EXHIBIT E
                                    ---------


TO HEALTHSOUTH:

HealthSouth Corporation
One HealthSouth Parkway
Birmingham, AL  35243
Attention: General Counsel

with a copy to:

Julia Boaz Cooper
Bradley, Arant, Rose & White LLP
One Federal Place
1819 Fifth Avenue North
Birmingham, AL  35203

TO THE INDIVIDUAL SETTLING DEFENDANTS:

James P. Bennett:

James P. Bennett
3732 Shady Cove Drive
Vestavia Hills Al 35243

with a copy to:

James F. Henry
Johnston Barton Proctor and Powell LLP
2900 AmSouth/Harbert Plaza
Birmingham AL 35203

Anthony J. Tanner:

Anthony J. Tanner
2112 Swan Lake Cove
Birmingham, Alabama  35244

with a copy to:

Jackson R. Sharman III
Lightfoot, Franklin & White, LLC
The Clark Building
400 20th Street North
Birmingham, AL  35203-3200

Betsy Atkins, P. Daryl Brown, Richard F. Celeste, Raymond J. Dunn, III, Patrick
A. Foster, Brandon O. Hale, William W. Horton, Larry R. House, Jan L. Jones, Russell H. Maddox, Kimberly McCracken, Randall Mink, Marca Pearson, Daniel J. Riviere, Barbara Roper, Larry D. Taylor, Dennis Wade, and Phillip C. Watkins:

Peter Q. Bassett
Betsy P. Collins
Alston & Bird LLP
1201 West Peachtree Street
Atlanta, GA  30309

James L. Goyer, III
Maynard, Cooper & Gale, P.C.

1901 Sixth Ave., North
2400 AmSouth/Harbert Plaza
Birmingham, Alabama  35203

Edwin M. Crawford:

Anthony C. Harlow
Starnes & Atchison LLP
100 Brookwood Place Seventh Floor
Birmingham, AL, 35209

C. Sage Givens, George H. Strong, Larry D. Striplin, Jr., Joel C. Gordon, John
S. Chamberlin or Charles W. Newhall, III:

J. Mark Hart, Esq.
J. MARK HART, P.C.
1400 Park Place Tower
2001 Park Place Tower
Birmingham, Alabama 35203

with a copy to

Michael J. Chepiga, Esq.
Paul C. Gluckow, Esq.
SIMPSON THACHER & BARTLETT LLP
425 Lexington Avenue
New York, New York 10017

TO THE SETTLING CARRIERS:

Federal Insurance Company and
Executive Risk Indemnity Inc.

Peter Bisio
Hogan & Hartson LLP
555 13th Street, NW
Washington, D.C. 20004
Phone:  202-637-5749
Fax:  202-637-5910
prbisio@hhlaw.com

Royal Indemnity Co. as successor in interest to Royal Insurance Company of America

R. Douglas Noah, Jr.
Wilson Elser Moskowitz Edelman & Dicker
1201 Elm St., Suite 5000
Dallas, Texas 75270
214-698-8000(phone)
214-698-1101(fax)
douglas.noah@wilsonelser.com

Continental Casualty Company

Joseph G. Finnerty III
DLA Piper US LLP
1251 Avenue of the Americas
New York, New York 10020
Phone:  (212) 335-4800
Fax:  (212) 884-8660
joseph.finnertyiii@dlapiper.com

Great Lakes Reinsurance (UK) PLC

Ommid C. Farashahi
Bates & Carey LLP
191 North Wacker
Suite 2400
Chicago, IL  60606
Phone:  (312) 762-3205
Fax:  (312) 762-3200
ofarashahi@batescarey.com
Greenwich Insurance Company and
XL Specialty Insurance Company

Gary V. Dixon
Ross, Dixon & Bell, LLP
2001 K Street, NW
Washington, DC 20006
Phone:  202-662-2003
Fax:  202-662-2190
gdixon@rdblaw.com

Certain Underwriters at Lloyd's, who subscribed, severally and not jointly, to Policy No. 823/FD9805714 and
Certain Underwriters at Lloyd's, who subscribed, severally and not jointly, to Policy No. 823/FD9900985

William P. Bila
Walker Wilcox Matousek LLP
225 W. Washington, Suite 2400
Chicago, Illinois  60606
Phone:  312.244.6764
Fax:  312.244.6700
wbila@wwmlawyers.com

Certain Underwriters at Lloyd's, who subscribed, severally and not jointly, to Policy Number 823.FD0100668

Robert McLaughlin
Fields Howell Athans & McLaughlin LLP
One Midtown Plaza
1360 Peachtree Street, Suite 800
Atlanta, Georgia
Phone:  404-214-1255
Fax:  404-214-1251
rmclaughlin@fieldshowell.com

Lumbermens Mutual Casualty Company

Stephen P. Davidson
DLA Piper US LLP
1251 Avenue of the Americas
New York, New York 10020
Phone:  (212) 335-4656
Fax:  (212) 884-8456
stephen.davidson@dlapiper.com

St. Paul Mercury Insurance Company

Michael Keeley
Strasburger & Price, LLP
901 Main Street, Suite 4400
Dallas, TX  75202
Phone: 214-651-4718
Fax: 214-659-4121
michael.keeley@strasburger.com

Starr Excess Liability
AIG Europe (UK) Limited as agents for New Hampshire Insurance Company

Edward G. Bowron
Bowron, Latta & Wasden, P.C.
Post Office Box 16046
Mobile, Al. 36616.

Twin City Fire Insurance Company

Michael R. Delhagen
Duane Morris LLP
380 Lexington Avenue
New York, NY 10168
Phone:  212-692-1085
Fax:  212-692-1020
mrdelhagen@duanemorris.com

Zurich American Insurance Company

David Gische
Ross Dixon & Bell, LLP
2001 K Street N.W.
Washington D.C. 20006-1040
202-662-2015
Fax  202-662-2190
dgische@rdblaw.com

Clarendon America Insurance Company and
2001 Lloyd's WNM Syndicate 250

Douglas M. Mangel
Drinker Biddle & Reath
1500 K Street, NW
Washington, D.C.  20005-1219
Fax:    202-842-8465
douglas.mangel@dbr.com

ACE American Insurance Company
c/o ACE USA
Attention: Kenneth D. Milbauer
140 Broadway, 40th Floor
New York, New York   10005

with a copy to:

Philip S. Kaufman, Esq.
Stephen M. Sinaiko, Esq.
Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York   10036